UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Coastal Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 13, 2026
Dear Shareholder:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “annual meeting”) of Coastal Financial Corporation (the “Company”). The annual meeting will be held on Wednesday, May 27, 2026 at 6:00 p.m. Pacific Time and will be held in a completely virtual format.  There will not be a physical location for the annual meeting.  The virtual meeting format allows for expanded meeting access for our shareholders in a climate friendly format.  Additionally, the virtual meeting format provides improved communication and cost savings for our shareholders and our Company.  To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Baker Tilly US, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting whether or not you attend the virtual annual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online no later than 11:59 p.m. Pacific Time on May 26, 2026 or to mail your completed proxy card such that it is received by 11:59 p.m. Pacific Time on May 26, 2026. You may attend and participate in the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time.  You will be able to vote electronically and submit questions during the annual meeting only if you register to attend the annual meeting.
If you attend the virtual annual meeting, you may vote virtually even if you have previously voted online or if you have mailed a proxy card.
We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink
Chief Executive Officer

This proxy statement is first being sent to the shareholders of the Company on or about April 13, 2026.

NOTICE OF THE 2026 ANNUAL MEETING OF SHAREHOLDERS OF COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m. Pacific Time, on Wednesday, May 27, 2026.

PLACE:
Virtual meeting only. To attend the virtual annual meeting you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time.  There will not be a physical location for the annual meeting.

ITEMS OF BUSINESS:
(1)To elect Rilla R. Delorier, Steven D. Hovde, Michael R. Patterson and Gregory A. Tisdel to the class of Directors to serve for a term of three years until the 2029 annual meeting of shareholders and Jeffrey M. Chapman to serve for a term of two years until the 2028 annual meeting of shareholders;
(2)To ratify the selection of Baker Tilly US, LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2026;
(3)An advisory (non-binding) vote to approve the compensation paid to our named executive officers; and
(4)To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

RECORD DATE:
To vote, you must have been a shareholder at the close of business on March 27, 2026. A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hours for a period of ten days prior to the 2026 annual meeting, and also during the annual meeting until the close of such meeting.

ATTENDANCE AND VOTING:
You may attend the annual meeting virtually by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time.  Shareholders may vote and submit questions while attending the annual meeting virtually. You will need the control number located on either your notice of internet availability or your proxy card to register for the annual meeting.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are described in more detail in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting virtually, please vote online or by marking, signing, dating and promptly returning the proxy card or voting instruction card.

By Order of the Board of Directors

Brandon J. Soto
Corporate Secretary
Everett, Washington
April 13, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 27, 2026
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are available at https://annualgeneralmeetings.com/ccb2026

INFORMATION ABOUT THE ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2026 Annual Meeting of Shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).
Internet Availability of Proxy Materials
This proxy statement, proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at https://annualgeneralmeetings.com/ccb2026. A Notice of Internet Availability of Proxy Materials (the “Notice”) regarding this proxy statement is being first mailed to shareholders on or about April 13, 2026, containing instructions on how to access and review this proxy statement and the Annual Report. The Notice also instructs you how you may submit your proxy online or via mail. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.
Time and Location of the Annual Meeting
The annual meeting will be held in a completely virtual format.  There will be no physical location for the annual meeting.  You may attend, vote and submit questions during the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time. You will need the control number located on either your Notice or on your proxy card to register for the annual meeting. You may submit written questions or statements during the meeting by following the instructions on the meeting website. You may also submit written questions or statements through the registration website until the registration deadline for the meeting. Questions or statements received from shareholders that are relevant to the business to be conducted at the annual meeting will be read aloud and, if appropriate, answered during the meeting, as time permits.
In order to be climate friendly, provide expanded access, improve communication and cost savings for our shareholders and our Company, our annual meeting will be held in a virtual only format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us during the annual meeting so they can ask questions. During the live Q&A session of the annual meeting, we may answer questions as they come in, to the extent relevant to the business to be conducted at the annual meeting, as time permits.
Who Can Vote at the Annual Meeting
Shareholders of Record
You are entitled to vote your shares of Coastal Financial common stock, no par value per share (the “shares”), if the records of the Company show that you held your shares as of the close of business on March 27, 2026 (the “Record Date”).
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
As of the close of business on the Record Date, 15,233,522 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.

INFORMATION ABOUT THE ANNUAL MEETING
How to Vote Your Shares
If you are a shareholder of record, you may vote your shares electronically over the internet before or during the annual meeting or vote by mailing your proxy card according to the instructions below. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting virtually and vote electronically at the annual meeting even if you have already voted by proxy.
•To vote through the internet before the annual meeting, go to https://annualgeneralmeetings.com/ccb2026 to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the Notice or the proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 26, 2026 to be counted.
•To vote by mail using a proxy card simply complete, sign and date the proxy card and return it promptly to: Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. If you return your signed proxy card to us by 11:59 p.m. Pacific Time, on May 26, 2026, we will vote your shares as you direct. If needed, you may request a proxy card by following the instructions in the Notice.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.
Attending the Annual Meeting
If you are a shareholder of record as of the Record Date, you may attend the virtual annual meeting by registering in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 26, 2026 at 5:00 p.m. Pacific Time. If you hold your shares in street name, you will also need to register to attend the virtual annual meeting. Instructions are required to be provided on the voting instruction card provided by the beneficial owner’s broker, bank or other nominee.
The annual meeting will begin promptly at 6:00 p.m. Pacific Time, on Wednesday, May 27, 2026. We encourage you to access the annual meeting prior to start time. Please allow time for online check-in, which will begin at 5:45 p.m. Pacific Time.
Items to be Voted On; Vote Required
Quorum
The annual meeting will be held only if there is a quorum. A majority of the outstanding shares entitled to vote, represented virtually or by proxy, on a matter constitutes a quorum for that matter. If you return valid proxy instructions or attend the annual meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.
Vote Required
•Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by the affirmative vote of a majority of the votes properly cast at the annual meeting. The maximum number of directors to be elected at the annual meeting is five. In the election of directors, abstentions, broker non-votes and votes withheld are treated as present for quorum purposes only and will have no effect on the outcome of the election.
•Item 2 - In voting on the approval to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year 2026, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions are treated as present for quorum purposes only and will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.

INFORMATION ABOUT THE ANNUAL MEETING
•Item 3 - In voting on the advisory (non-binding) vote to approve our executives’ compensation, you may vote in favor of the proposal, against the proposal or abstain. Abstentions will have no impact on the outcome of the proposal. Broker non-votes are not entitled to vote and therefore will have no impact on the approval of the proposal. This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting.
Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either virtually or by proxy, but abstains from voting where permitted.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Effect of Not Casting Your Vote For Shares Held in Street Name
Items 1 and 3:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in connection with Items 1 and 3 as each are considered “non-routine.”  Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other “non-routine” matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in connection with Items 1 and 2, no votes will be cast on your behalf. These are referred to as broker non-votes.
Item 2:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors to request that you allow your shares to be represented at the annual meeting by the persons named in the proxy card. All shares represented at the annual meeting by properly executed and dated proxies or proxies submitted online will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.
The Board of Directors recommends that you vote:
•“FOR” each of the nominees for director;
•“FOR” the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year 2026; and
•“FOR” the advisory vote to approve the compensation paid to our named executive officers.
If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions online. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

INFORMATION ABOUT THE ANNUAL MEETING
Revoking Your Proxy
You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing, addressed to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your shares have been voted at the annual meeting, deliver a later-dated and executed valid proxy by mail or voting online, or attend the virtual annual meeting and vote your shares virtually. Attendance at the virtual annual meeting will not in itself constitute revocation of your proxy.
Annual Meeting Advance Notice Requirements
Consideration of Director Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders for Consideration of Director Nominees and Other Matters. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:
•the name of the person recommended as a director candidate;
•all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•as to the shareholder making the recommendation,
◦the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
◦the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
◦a statement disclosing whether such shareholder is acting with or on behalf of any other person or persons and, if applicable, the identity of such person or persons.
In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders the recommendation must be received at the principal executive office of the Company not less than 90 days before the annual meeting; provided, that if less than 100 days of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the tenth day following the day the annual meeting notice was (A) mailed or (B) such public disclosure was made. The Company’s Amended and Restated Bylaws (“Bylaws”) provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting.
Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive a notice of shareholder proposal not less than 90 days before the annual meeting; provided, that if less than 100 days of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the tenth day following the day the annual

INFORMATION ABOUT THE ANNUAL MEETING
meeting notice was (A) mailed or (B) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.
Requirements for Shareholder Proposals and Nominations to Be Included in the Company’s Proxy Materials
Shareholders interested in submitting a proposal (other than for the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2027 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 14, 2026. If next year’s annual meeting is held on a date more than 30 calendar days from May 27, 2027, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Such proposals should be sent in writing to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.
The Company’s By‑Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a‑8, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2027 annual meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s principal office in Everett, Washington (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By‑Laws (and not pursuant to Rule 14a‑8) must be received no earlier than January 27, 2027, and no later than February 26, 2027.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2027 and comply with the requirements and deadlines outlined in our Bylaws described herein. If next year’s annual meeting is held on a date more than 30 calendar days from May 27, 2027, the notice required under Rule 14a-19 under the Exchange Act must be received by the later of 60 days prior to the date of the 2027 annual meeting or the tenth calendar day after we publicly announce the meeting date.
Proxy Solicitation Costs
The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
Sharing an Address with Other Shareholders
In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice or other annual meeting materials, if any. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate Annual Report or Notice in the future, he or she should contact their broker, bank or other nominee. Shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will also only receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you are a shareholder of record and would like to have separate copies of the Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing

INFORMATION ABOUT THE ANNUAL MEETING
our transfer agent at cs@pacificstocktransfer.com., and we will cease householding all such documents within 30 days. If you are a shareholder of record and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting the Company’s stock transfer agent (Pacific Stock Transfer Company) by calling their toll-free number at 1-800-785-7782 or by emailing our transfer agent at cs@pacificstocktransfer.com.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).
Hedging and Pledging
Our directors, executive officers and employees are prohibited from hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.
We also prohibit our directors and employees from pledging Company securities as collateral for a loan, subject to limited exceptions where securities are pledged as collateral for third-party loans and where the directors and employees demonstrate the financial capacity to repay the loan without resort to the pledged securities.
Insider Trading Policy
The Company maintains an insider trading policy (the “Insider Trading Policy”) governing procedures and limitations on trading by directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. Our Insider Trading Policy prohibits trading in our securities while in possession of or access to material, nonpublic information, and also prohibits disclosing material, nonpublic information to other persons who may trade on the basis of such information. Our Insider Trading Policy prohibits all officers with the title of Senior Vice President or higher, all directors, and all persons in the Accounting Department and the Finance Department, all persons who work within the Executive Offices of the main office and such other employees as may be designated by the Chief Executive Officer (the “Restricted Group”) from engaging in short sales of our securities and trading in public options. Our Insider Trading Policy also restricts Section 16 reporting persons who are likely to have access to material, nonpublic information from trading outside certain windows. Our Insider Trading Policy also requires our Section 16 officers and directors that we may designate to obtain pre-clearance prior to trading our securities. The Insider Trading Policy also contains procedures related to the administration of Rule 10b5-1 trading plans.
The Board regularly reviews corporate governance developments and modifies the Insider Trading Policy as warranted.
The Insider Trading Policy was filed as Exhibit 19.1 to the Annual Report on Form 10-K for the year ended December 31, 2024.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Board of Directors held 15 regular meetings during the fiscal year ended December 31, 2025. No director during 2025 attended

CORPORATE GOVERNANCE
fewer than 75% of the meetings of the Board of Directors and key committees (Audit Committee, Compensation Committee and Governance & Nominating Committee) on which such director served.
Clawback Policy
The Company maintains a clawback policy (the “Clawback Policy”) in compliance with the SEC’s and Nasdaq Stock Market, LLC’s (“Nasdaq”) final rules. The Clawback Policy requires the repayment of certain bonus or other incentive compensation (whether paid in cash or stock) paid to any current or former executive officer, including our named executive officers, in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. The Clawback Policy also provides the Board of Directors the authority to recover certain bonuses and other incentive and equity compensation paid the Company’s executive officers in the event of any fraudulent behavior or intentional illegal conduct.
Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the Chief Executive Officer of the Company and the Bank, Brian T. Hamilton, who is the President of CCBX and Christopher D. Adams, who is a partner of Adams & Duncan Inc., PS, which is a law firm that provides legal services to the Company.
The following table identifies our standing committees of the Board that are required to be disclosed under SEC rules and Nasdaq listing standards—Audit, Compensation, and Governance and Nominating and their members as of March 27, 2026. All members of each committee are independent in accordance with the listing standards of the Nasdaq and the SEC, where applicable. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Christopher D. Adams
Sadhana Akella-Mishra (1)			Member
Jeffrey M. Chapman(1)(2)
Rilla R. Delorier (1)	Member	Member
Brian T. Hamilton
Steven D. Hovde (1)		Member	Member
Stephan Klee (1)	Member	Chair
Thomas D. Lane (1)	Member	Member	Chair
Michael R. Patterson (1)	Chair
Eric M. Sprink
Gregory A. Tisdel (1)	Member	Member
Pamela R. Unger (1)	Member		Member
Number of Meetings in 2025	14	41(3)	8
(1)Independent Director.
(2)Jeffrey M. Chapman was appointed to the Board of Directors in March 2026.
(3)The increased number of meetings in 2025 related to, among other things, the committee’s consideration of the recently announced leadership transitions and appointments, ongoing leadership development and the Company’s leadership development and succession planning strategies and objectives.

The Board also maintains additional committees to assist in its oversight of key areas of the Company’s business, including risk management, technology, and certain business line activities.

CORPORATE GOVERNANCE
Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:
•being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•overseeing internal audit activities;
•pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•authorizing, reviewing and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•overseeing the Company's risk assessment and risk management policies;
•establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and
•reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Board of Directors has determined that Michael R. Patterson, who qualifies as independent for purposes of serving on the audit committee, is an “audit committee financial expert,” as such term is defined by the rules and regulations of the SEC.
The report of the Audit Committee appears in this proxy statement in the section titled “Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”
Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:
•overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;
•reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of these goals and objectives, and recommending to the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;
•in collaboration with the Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;
•reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;

CORPORATE GOVERNANCE
•reviewing, approving and recommending to the Board of Directors, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;
•reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
•reviewing the compensation discussion and analysis and the compensation risk assessment, and preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and recommending to our Board of Directors their approval and inclusion in this proxy;
•reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;
•developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board of Directors regarding the selection of individuals to fill these positions; and
•reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:
•developing policies on the size and composition of the Board of Directors;
•developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•reviewing possible candidates for election to the Board of Directors;
•recommending to the Board of Directors candidates for election or re-election to the Board of Directors;
•recommending structure, composition and assignments of the Board of Directors and its committees;
•conducting an annual performance evaluation of the Board of Directors and its committees; and
•reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.
Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Bylaws. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.
The Governance & Nominating Committee will consider the following criteria in selecting nominees:
•contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•financial, regulatory and business experience;
•knowledge of the banking and financial services industries;
•familiarity with the operations of public companies and ability to read and understand financial statements;
•familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•personal and professional integrity, honesty and reputation;

CORPORATE GOVERNANCE
•ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•ability to devote sufficient time and energy to the performance of his or her duties;
•independence;
•current equity holdings in the Company; and
•any other factors the Governance & Nominating Committee deems relevant, including age, background, size of the Board of Directors and regulatory disclosure obligations.
The Governance & Nominating Committee regularly reviews the composition of the Board of Directors according to the qualifications above and considers those same qualifications in reviewing any potential director nominees, whether such nominee is introduced to the committee internally or submitted by a shareholder. The Governance & Nominating Committee seeks to create a Board of Directors that is strong in its collective knowledge and that has a broad array of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance. The Governance & Nominating Committee strives to seek out qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their personal characteristics.
The Governance & Nominating Committee and the Board of Directors do not believe the Company should establish term limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. To offset the lack of term limits and ensure the Board of Directors is composed of directors with applicable experience and varied viewpoints, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence.
Director Nomination Process. The process that the Governance & Nominating Committee follows when evaluating individuals to be nominated for election to the Board of Directors is described below. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. The Governance & Nominating Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder or internally.
For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the Bylaws as described above. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.
In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.
Compensation Committee Interlocks and Insider Participation
None of the directors who are currently or who were members of the Compensation Committee during 2025, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2025, as a member of the board of directors or compensation committee of any entity that has one or more of our executive officers serving as a member of the Board of Directors or Compensation Committee.

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chair of the Board of Directors. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board of Directors, with Eric M. Sprink serving as our Chief Executive Officer and Christopher D. Adams serving as Chair of the Board of Directors.  In keeping with good corporate governance practices, the Board of Directors believes that the separation of the duties of Chair of the Board of Directors and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined.  This reinforces the leadership role of our Board of Directors in its oversight of our business and affairs.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. The Chair of the Board of Directors meets regularly with management to discuss strategy and risks facing the Company. Senior management members attend the Board of Directors’ meetings and are available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. The Chair of the Board of Directors and non-executive members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of Independent Directors. As described in additional detail below, we believe separating the roles of Chief Executive Officer and Chair of the Board of Directors furthers the goal of establishing management with day-to-day management responsibility and fostering such experience in order to support the Board of Directors in conducting its enterprise wide risk oversight.
Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.
The Board of Directors discusses and evaluates a broad range of topics, including environmental, social and governance matters, liquidity and credit risk, cybersecurity and human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, health, safety and wellness, culture and inclusion.
The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Board of Directors is also responsible for overseeing the Company’s cybersecurity risks and practices, including overseeing the implementation of the Company’s information security program with the support of management, including reviewing and approving the information security program on an annual basis.
The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.
The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
The CCBX Oversight Committee of the Board of Directors is responsible for assisting the Board of Directors in discharging its duties related to overseeing risks in conjunction with the Bank providing Banking as a Service (“BaaS”) to various entities through our CCBX segment.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

CORPORATE GOVERNANCE
Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations. The Board of Directors has appointed a Chief Risk Officer to lead management’s risk management activities and coordinate enterprise wide risk management, including as acting as a primary point of contact with the Board of Directors.
Attendance at the Annual Meeting of Shareholders
The Board of Directors encourages directors to attend the annual meeting of shareholders. Eleven directors serving on the Board of Directors at the time of the 2025 Annual Meeting of Shareholders attended the Company’s 2025 Annual Meeting of Shareholders.
Culture
We believe that culture and inclusion needs to start at the top of an organization. As the Company enters and expands its presence in more complex arenas including BaaS, we seek qualified director candidates who bring a background and expertise in the fintech and digital banking sectors regardless of their personal characteristics.
Additionally, we strive for the Company's Board of Directors to be as experienced as the fintechs themselves. We strive to maintain an inclusive work culture in which individual differences and experiences are valued and all employees have the opportunity to contribute and thrive. We believe that leveraging our employees’ varying perspectives and capabilities will enhance innovation, foster a collaborative work culture and enable us to better serve our customers and communities.
Our commitment to inclusivity starts with our Board of Directors, which oversees the culture and holds management accountable to build and maintain an inclusive environment.   We believe an inclusive workforce is critical to sustainable success.
We are proud of our workforce and the opportunity to further expand our team’s breadth of perspectives going forward.
We also promote culture and inclusion by reaching customers through our CCBX partners and the markets they serve. Our reach extends to a varied and often underserved market through our BaaS relationships. These partners offer access to credit, promote financial well-being, provide financial education, and other services to a variety of markets.
Human Capital
As of December 31, 2025, we had 483 full-time equivalent employees, however technology has allowed us to expand our reach to include a larger demographic with more remote employees working outside of our physical locations and throughout the country. We seek to attract, retain and develop the most talented employees possible by promoting a strong, positive culture, maintaining a safe and healthy workplace, emphasizing open communication with management and investing in training and education. We seek to help our employees grow and develop. In 2025, we had 92 internal promotions. None of our employees are parties to a collective bargaining agreement. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.
We have always led with people, building our Bank on the varied perspectives, knowledge and experiences of our employees.  Our employees utilize their strengths to set the course and are empowered to do the right things for our clients.  We strive to create an inclusive workplace so we can build and maintain a high-performing culture where engaged,

CORPORATE GOVERNANCE
satisfied employees embody our core values: stay flexible, take care of each other, embrace gray thinking, be relentless, be the best and be un-bankey.
We seek out talent that will be a cultural fit to our core values and have backgrounds that are as varied as the clients we serve in each of our business units.
Pay Equity. We believe our staff should be paid for the roles they fulfill, their experience, and how they do their jobs, and our goal is to attract, retain and develop quality talent.  To deliver on that commitment, we benchmark and set pay ranges based on banking and/or fintech market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.
Health, Safety and Wellness. We have taken a people-first approach to help our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health and safety. Our human resource team engages the staff in an evolving wellness program designed to enhance physical, financial, and mental well-being for all our employees. We encourage healthy lifestyle behaviors through regular communications, educational sessions, voluntary progress tracking of beneficial health changes, and wellness challenges.
Community Engagement. We are committed to supporting the communities we serve through donations, sponsorships and employee volunteerism. As a community-focused bank, we have a unique opportunity to partner with organizations to support and strengthen the communities we serve. In 2025, Coastal Community Bank supported 170 non-profit organizations through donations and event sponsorships.
The nonprofit organizations that provide critical services in our communities depend on support from donors. We offer employees two options to support charitable organizations, the Employee Giving Fund and the Employee Workplace Giving Portal. This is a testament to our commitment to helping and supporting our neighbors by encouraging employees to give to their charity of choice – wherever they live and work – through payroll deduction.
The Employee Giving Fund is supported entirely by donations contributed by employees and directors, enabling donors to pool their donations for the greatest impact in the communities served by the Bank. Employees direct the grants from the fund by serving on Bank’s fund advisory committee. Since its inception in 2001, the Employee Giving Fund has awarded 478 grants totaling $956,000 through the end of 2025.
Volunteering and supporting our communities is an important part of community engagement. We provide 16 hours of paid volunteer hours (for full time staff) per year to encourage and enable employees to volunteer in their communities. In 2025, employees volunteered 3,703 hours supporting 170 organizations. In 2025, the Employee Giving Fund awarded grants in the amount of $63,000 to seven local non-profit organizations.

NOMINEES FOR ELECTION OF DIRECTORS
ITEMS TO BE VOTED ON BY SHAREHOLDERS
ITEM 1. ELECTION OF DIRECTORS
The Board of Directors currently consists of twelve members.  Under our second amended and restated articles of incorporation, as amended, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Five directors have terms that expire at the annual meeting.
The Board of Directors has nominated Rilla R. Delorier, Steven D. Hovde, Michael R. Patterson and Gregory A. Tisdel to the class of Directors to serve until the 2029 annual meeting of shareholders and Jeffrey M. Chapman to the class of Directors to serve until the 2028 annual meeting of shareholders or until their successors are elected, or until their earlier resignation. At the annual meeting, shareholders will vote to elect Rilla R. Delorier, Michael R. Patterson , Steven D. Hovde and Gregory A. Tisdel whose terms expire at this annual meeting, to the class of Directors to serve for a term of three years and will vote to elect Jeffrey M. Chapman whose term expires at the annual meeting, to the class of Directors to serve a term of two years. All nominees currently serve on the Board of Directors. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors. Jeffrey M. Chapman was initially referred to the Governance & Nominating Committee by a current member of the Board of Directors. Jeffrey M. Chapman, Rilla R. Delorier, Steven D. Hovde, Michael R. Patterson and Gregory A. Tisdel are independent directors within the meaning of the applicable Nasdaq listing rules.
Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it and returned will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.
The Board of Directors unanimously recommends a vote “FOR” the election of Jeffrey M. Chapman, Rilla R. Delorier, Steven D. Hovde, Michael R. Patterson and Gregory A. Tisdel.
The election of each nominee requires a an affirmative vote of a majority of the votes properly cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.
Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2025. There are no family relationships among the directors, director nominees or executive officers and none of the director nominees were previously selected or nominated for election as a director pursuant to any agreement or arrangement. The indicated period of service as a director includes service as a director of the Bank.

NOMINEES FOR ELECTION OF DIRECTORS

Nominees for Election of Directors:
Jeffrey M. Chapman Age: 54 Director since: 2026 Current term expires: 2026
Biographical Information:
Mr. Chapman has served as a Director of Coastal Financial Corporation since March 2026 and serves on the Technology Committee and CCBX Oversight Committee. He currently serves as Field Chief Technology Officer and Head of Partnership Engineering at Vectara, Inc., an artificial intelligence technology company, a position he has held since 2024. Prior to joining Vectara, Mr. Chapman served as Managing Director and Bank Chief Technology Officer for UBS Bank USA from 2022 to 2024. Previously, he served as Chief Information Officer of Global Retail Banking at ING Bank from 2016 to 2021. Earlier in his career, Mr. Chapman held senior technology roles at Capital One Financial Corporation and ING Direct USA. Mr. Chapman holds a Bachelor of Science degree in Computer Science and Engineering from the University of California, Los Angeles.
Qualifications:
The Company believes that Mr. Chapman provides the Board of Directors with important experience and insight into banking technology, digital transformation and artificial intelligence, and is well qualified to continue serving on the Board of Directors.

Rilla R. Delorier Age: 58 Director since: 2020 Current term expires: 2026
Biographical Information:
Rilla R. Delorier is a retired banking professional with over 30 years executive experience.  Most recently, Ms. Delorier was the Chief Strategy and Digital Transformation Officer at Umpqua Bank from April 2017 to August 2020 where she was responsible for shifting from physical to digital service and sales models, developing new products, and automating operations.  Ms. Delorier was at SunTrust Bank from February 2006 to February 2016, where she held multiple positions. As the leader of SunTrust’s Retail Bank, she was responsible for managing the profit and loss of a $2.7 billion retail banking business.  Ms. Delorier serves as a director for WisdomTree, Inc., Atlantic Union Bankshares, Nymbus and Central City Concern. Throughout her career she has led innovation initiatives and been instrumental in business transformation.
Qualifications:
The Company believes that Ms. Delorier brings to the Board of Directors experience in developing new products, automating operations, implementing enhanced cyber-security practices, establishing strategic partnerships and using modernized analytics, and is well qualified to continue serving on the Board of Directors.

Steven D. Hovde Age: 71 Director since: 2011 Current term expires: 2026
Biographical Information:
Steven D. Hovde is the Chair and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, since January 1988, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and Uncommon Giving Corp and as a trustee of several charitable foundations.
Qualifications:
The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

NOMINEES FOR ELECTION OF DIRECTORS

Nominees for Election of Directors:
Michael R. Patterson Age: 65 Director since: 2021 Current term expires: 2026
Biographical Information:
Michael R. Patterson is a Certified Public Accountant, registered in the State of New York with over 40 years of cross-sector experience. From May 2022 through January 2024, Mr. Patterson was employed as Chief Compliance Officer of Genesis Global Trading and Genesis Global Holding Company and its subsidiaries. Prior to that, he led Ernst & Young LLP’s ("EY") Compliance Risk Management business in the firms Financial Services Office from January 2009 until June 2021. Mr. Patterson was an independent consultant and was with EY from July 2021 through April 2022. Mr. Patterson serves as a director for United Texas Bank. Mr. Patterson has significant experience in the banking and capital markets industries, particularly in risk management, compliance, risk governance, financial accounting, and control matters, gained from his experience at EY, Merrill Lynch & Co., BearingPoint and Arthur Andersen, LLP.
Qualifications:
The Company believes that Mr. Patterson brings to the Board of Directors experience in risk management, compliance, risk governance, financial accounting and control matters, and is well qualified to continue serving on the Board of Directors.

Gregory A. Tisdel Age: 71 Director since: 2002 Current term expires: 2026
Biographical Information:
Gregory A. Tisdel has served as managing member of RKLG since 2008, was the owner of Tiz’s Door Sales, Inc., from July 1996 to July 2011, and a member of the City of Everett Planning Commission since January 2014. He serves on the Advisory Board of the Puget Sound Clean Air Agency since February 1985 and previously served as Special Advisor to the Economic Alliance Snohomish County from November 2011 to 2015. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America.
Qualifications:
The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE
Directors Continuing in Office

Directors Continuing in Office:
Sadhana Akella-Mishra Age: 49 Director since: 2019 Current term expires: 2027
Biographical Information:
Sadhana Akella-Mishra is currently consulting with a variety of Fintech companies. She previously served as the COO and Chief of Staff for a startup fintech company from September 2024 to March 2025. Prior to that time, she was the Chief Risk Officer for Finxact, Inc, since July 2018. Prior to that time, Ms. Akella-Mishra served as the Chief Information Security and Compliance Officer for Sunlight Payments (Purposeful) from May 2018 to June 2018, Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.
Qualifications:
The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise and familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

Brian T. Hamilton Age: 48 Director since: 2024 Current term expires: 2027
Biographical Information:
Brian T. Hamilton joined the Company in January 2024 as a Director and became President of CCBX in October 2024. Mr. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in the banking, lending, payments and digital product development industries. A serial entrepreneur, with deep expertise in domestic and international settlement systems and digital platforms, Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division from January 2013 until February 2015, Wells Fargo from July 1998 until March 2006 and Verifone from January 2012 until January 2013, in addition to founding and operating multiple companies in the fintech space. Most recently Mr. Hamilton was co-founder and CEO of One Finance Inc. ("ONE") from January 2019 until August 2023, which was acquired by a Walmart led joint venture in 2022. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services. Mr. Hamilton serves as a director for Till Financial Inc., Pocketbook Inc. and Frontlands Inc. Mr. Hamilton is an honors graduate of Oregon State University, with technical certifications from Wells Fargo’s commercial banking school and various industry groups.
Qualifications:
The Company believes that Mr. Hamilton brings to our Board of Directors extensive experience across multiple aspects of the finance and technology industries, thought leadership, public speaking and merger and acquisitions, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office:
Eric M. Sprink Age: 53 Director since: 2006 Current term expires: 2027
Biographical Information:
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past Chair of the Community Bankers of Washington.
Qualifications:
The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

Pamela R. Unger Age: 41 Director since: 2021 Current term expires: 2027
Biographical Information:
Pamela Unger is a Certified Public Accountant who supports venture capital funds with tax planning, compliance, and related investor issues and inquiries. She is currently the Chief Operating Officer at Julien Unger & Associates, PLLC, a Bellevue-based public accounting firm, specializing in tax compliance and planning. She joined Julien Unger & Associates in January 2024. Ms. Unger served as the Tax Director from January 2019 through August 2020, and as the Managing Director from September 2020 to January 2024 for Belltower Fund Group, Ltd., which is the Seattle-based fund administrator for over 20,000 venture capital funds launched on the AngelList Venture platform. From September 2007 to January 2019, Ms. Unger held various positions, most recently she was a Tax Manager, at PwC, a network of accounting firms. While at PwC she worked in the broader asset management sector handling taxes for a variety of clients within the industry, with a focus on venture capital, private equity and heavy experience related to foreign investing inbound and outbound compliance. Ms. Unger graduated from the University of Washington with a bachelor’s degree in business and a masters in tax.
Qualifications:
The Company believes that Ms. Unger provides the Board of Directors significant experience in the accounting industry, and is well qualified to serve on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office:
Christopher D. Adams Age: 46 Director since: 2016 Current term expires: 2028
Biographical Information:
Christopher D. Adams has served as a member of the Board of Directors since 2016 and as Chair of the Board since 2019. Mr. Adams is the Managing Partner of Adams & Duncan, P.S., a law firm based in Everett, Washington, where he has practiced since 2006. His legal practice is focused on banking, financial services, and fintech, including advising financial institutions and technology companies on regulatory compliance, banking-as-a-service ("BaaS") structures, payments, lending programs, and complex commercial transactions. Mr. Adams has experience advising banks and fintech companies on strategic partnerships, balance sheet structures, capital and liquidity considerations, and risk management. His practice also includes work in financial structuring and taxation, and the tax implications of lending, payments, and fintech program arrangements. He has been closely involved in the Company’s evolution as a provider of embedded banking and BaaS solutions. In addition to his legal practice, Mr. Adams has served in a number of governance and leadership roles, including as Chair of the Board of Directors for the Company and in prior leadership roles with regional community organizations.
Qualifications:
The Company believes that Mr. Adams’s deep expertise in banking, fintech, financial structuring, and taxation, combined with his experience advising on complex regulatory and transactional matters and his leadership as Chair of the Board, provide valuable perspective to the Board of Directors. His long-standing involvement with the Company and understanding of its strategy, financial profile, and risk framework support that he is well qualified to continue serving as a director.

Stephan Klee Age: 52 Director since: 2018 Current term expires: 2028
Biographical Information:
Stephan Klee has served as the Chief Financial Officer at Sagard Holdings Inc., which makes investments in innovative financial services companies, since September 2018. Prior to joining Sagard Holdings Inc., Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.
Qualifications:
The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

Thomas D. Lane Age: 56 Director since: 1997 Current term expires: 2028
Biographical Information:
Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships, since March 1992. He is active in community organizations and previously served on the Economic Alliance Snohomish County board of trustees.  Mr. Lane is a founding director of the Company.
Qualifications:
The Company believes that Mr. Lane brings to the Board of Directors leadership experience, familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Baker Tilly US, LLP to be the Company’s independent registered public accounting firm for the 2026 fiscal year, subject to ratification by shareholders. Baker Tilly US, LLP has served as our independent registered public accounting firm since 2016.  A representative of Baker Tilly US, LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
In determining whether to reappoint Baker Tilly US, LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Baker Tilly US, LLP, an assessment of the professional qualifications and past performance of Baker Tilly US, LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Baker Tilly US, LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.
If the ratification of the appointment of Baker Tilly US, LLP is not approved by a majority of the votes properly cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Baker Tilly US, LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm.
To be approved, the appointment of Baker Tilly US, LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes properly cast.  Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2025 and December 31, 2024 for services provided by Baker Tilly US, LLP.

	2025	2024
Audit Fees (1)	$1,197,000	$1,347,491
Audit-Related Fees (2)	10,815	246,750
Tax Fees	—	—
All Other Fees	—	—
(1)Fees for 2024 include Sarbanes-Oxley Act internal control audit.
(2)Fees for 2025 include procedures for Form S-8. Fees for 2024 include comfort procedures related to public equity offering completed in the fourth quarter of 2024 and consent procedures for shelf registration in the second quarter of 2024.
Pre-Approval of Services by Baker Tilly US, LLP
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Baker Tilly US, LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Baker Tilly US, LLP. Such approval process ensures that Baker Tilly US, LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Baker Tilly US, LLP. Requests for services by Baker Tilly US, LLP for compliance with the

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2025, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. Baker Tilly US, LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and Baker Tilly US, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Baker Tilly US, LLP.
The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Baker Tilly US, LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards and the SEC. Additionally, Baker Tilly US, LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Baker Tilly US, LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Baker Tilly US, LLP were compatible with their independence.
The Audit Committee discussed with Baker Tilly US, LLP the overall scope and plans for their audit. The Audit Committee meets with Baker Tilly US, LLP, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Baker Tilly US, LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and Baker Tilly US, LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Baker Tilly US, LLP for the fiscal year ended December 31, 2026.
Audit Committee of the Board of Directors of Coastal Financial Corporation
Michael R. Patterson (Chair)
Rilla R. Delorier
Stephan Klee
Thomas D. Lane
Gregory A. Tisdel
Pamela R. Unger

ADVISORY VOTE ON EXECUTIVE COMPENSATION
ITEM 3. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding proposal to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers as disclosed in this proxy statement. We currently intend to hold a “say-on-pay” vote every year. The proposal will be presented at the annual meeting in the form of the following resolution:
“RESOLVED, that the shareholders approve the compensation of Coastal Financial Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2026 annual meeting of shareholders.”

This vote will not be binding on our Board of Directors or Compensation Committee and will not be construed as overruling a decision by the Board of Directors or as creating or implying any additional fiduciary duty of the Board of Directors. The Compensation Committee and the Board of Directors will consider the outcome of the vote when determining future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee believes that the executive compensation for 2025 was reasonable and appropriate, was justified by the Company’s performance and was the result of a carefully considered approach.

The Compensation Committee regularly reviews our officer compensation strategies, policies and programs in an effort to ensure the program continues to meet its objectives. In considering how to vote on this proposal, the Board of Directors requests that you consider the following factors:
•Pay for Performance - A significant portion of our named executive officer (“NEO”) compensation is tied to performance with clearly articulated financial goals.
•Key Performance Metrics- Objective performance metrics are established to determine annual incentive compensation.
•Clawback Policy - Our policy requires recovery of certain performance-based cash and equity compensation in the event of a financial restatement.
•Independent Compensation Consultant - The Compensation Committee retains an independent consultant to obtain advice on executive compensation matters.

Each of the above factors is discussed more fully in the Compensation Discussion and Analysis section of this proxy statement.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

This proposal requires the affirmative vote of a majority of the votes properly cast at the annual meeting. Abstentions and “broker non- votes” will have no effect on the outcome of the vote.

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Overview

The Compensation Discussion and Analysis (“CD&A”) explains our compensation programs, policies and philosophy for the named executive officers of the Company. The CD&A also describes the process of the Compensation Committee in making pay and incentive decision for the NEOs.

The Company had six named executive officers for the year ended December 31, 2025 including the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer, and four additional Executive Officers who were employed during the year. For December 31, 2025, the Company’s NEOs were:

•Eric M. Sprink, our CEO;
•Brian T. Hamilton, our CCBX President;
•Brandon J. Soto, our Executive Vice President, Chief Financial Officer;
•Joel G. Edwards, our Former Executive Vice President, Chief Financial Officer(1)
•Curt T. Queyrouze, our Former President, Community Bank(2)
•Andrew G. Stines, our Former Executive Vice President, Chief Risk Officer(3)

(1) Effective September 30, 2025, Mr. Edwards retired from his position as Executive Vice President, Chief Financial Officer.
(2) Effective September 12, 2025, Mr. Queyrouze resigned from his position as President, Community Bank.
(3) Effective October 1, 2025, Mr. Stines resigned from his position as Executive Vice President, Chief Risk Officer.

The Compensation Committee of the Board of Directors has primary responsibility for reviewing and managing the risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our CEO and other members of management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees.

The CEO recommends base salary changes, target incentive levels, actual incentive payouts and long-term incentive grants for all executive officers other than himself to the Compensation Committee. The Compensation Committee considers and adjusts such recommendations as appropriate based on the committee’s performance review process, the Company’s strategic plans and financial performance and input from management and independent compensation consultants as described below. The Compensation Committee, without the CEO present, determines the CEO’s compensation package. The Compensation Committee approves salary changes and incentive payouts for all NEOs and notifies the Board of Directors of its decisions. The Company’s shareholders will have the opportunity to approve (on a non-binding basis) the compensation programs for the Company’s NEOs. The Compensation Committee will review and consider the result of such vote.
Overview of Compensation Programs

Guiding Philosophy

Our executive compensation philosophy and program design embraces the following core principles and objectives:
•Attract and retain highly skilled executives who model the Company’s values of excellence, leadership, discipline, teamwork and community spirit.
•Reward desired performance in order to drive and enhance Company performance and related achievement of its short-term and long-term goals consistent with the strategic plan approved by the Board of Directors.
•Maintain compensation competitiveness within the marketplace from which the Company assesses the desired level of talent.

COMPENSATION DISCUSSION AND ANALYSIS
•Emphasize performance-based compensation, utilizing a mix of short-term and long-term incentive compensation that rewards specific performance, achievements, and outcomes and aligns individual rewards with Company performance and enhancement of shareholder value.
•Increase retention through periodic grants of equity-based compensation awards.
The Company’s compensation policies and practices reflect its guiding philosophy, as shown below.

What we do:		What we don’t do:
✓	Provide a combination of base salary and both short-term and long-term incentive awards which serve as financial incentives to increase retention and align the interests of our executive officers with those of our shareholders	✗	Provide automatic or guaranteed annual salary increases
✓	Deliver incentive compensation to our executive officers that is tied to actual Company performance compared to the Company’s peers and internal benchmarks	✗	Provide guaranteed bonuses or guaranteed long-term incentive awards
✓	Engage an independent compensation consultant that regularly advises the Compensation Committee	✗	Provide excessive perquisites
✓	Provide time-based share awards that vest ratably over several years to incentivize and tie executive officer pay to long-term performance of Company	✗	Encourage unnecessary or excessive risk-taking by executives by limiting the use of multiple metrics in short and long-term incentive plans for executive officers
✓	Use peer company data to help set executive compensation	✗	Enter into employment contracts with executives containing single-trigger golden parachutes
✓	Maintain a formal clawback policy applicable to all incentive-based compensation
The compensation policies and practices are designed to provide appropriately significant compensation awards when Company performance based on select metrics exceeds certain targets set by the Compensation Committee or the Board of Directors (as discussed further below). This incentive-based compensation is a key component of the Company’s compensation program and the incentive awards support both short-term and long-term incentive payouts when performance justifies such awards.
The Compensation Committee is responsible for establishing and reviewing our compensation philosophy objectives. The Compensation Committee is also responsible for making NEO compensation decisions and reporting such decisions to the Board of Directors. The Compensation Committee seeks to compensate our NEOs in a fair, reasonable and competitive manner.
Key Elements of Compensation
The following table summarizes key elements of our executive compensation program and the primary objectives each element supports.

Key Elements of Compensation	Objectives
Base salary	●	Attract and retain highly qualified executives
	●	Reward the executives’ qualifications, experience, responsibilities and job performance
Annual cash bonuses	●	Reward achievement of annual corporate goals and individual performance
Long-term equity incentive compensation	●	Reward achievement of Company financial objectives and create direct link between executive’s performance and shareholder value
Independent Compensation Consultant
Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no

COMPENSATION DISCUSSION AND ANALYSIS
requirement that any adviser be independent. The Compensation Committee has assessed Pearl Meyer’s independence and determined that Pearl Meyer is independent and there was no conflict of interest resulting from retaining Pearl Meyer for this engagement.
During 2025, the Compensation Committee engaged Pearl Meyer to:
•review the Company’s compensation philosophy and strategy;
•advise and aid in the design of the CEO compensation package;
•review and advise on Board of Directors compensation;
•assist with the review and selection of the compensation peer group;
•perform peer group compensation and performance benchmarking analysis; and
•participate in select meetings with the Compensation Committee and/or its Chair.
Compensation Peer Group Selection and the Role of Benchmarking
The compensation peer group is updated periodically by the Compensation Committee, based on a process that includes recommendations from internal sources, including the Company’s CEO and human resources department, and external sources such as the Compensation Committee’s independent compensation consultant. While the Compensation Committee continues to consider compensation information for traditional bank peers, it determined it was appropriate to consolidate to a single peer group as the primary source of market information for comparison purposes in evaluating and determining executive compensation opportunities for 2025, focusing on the publicly traded BaaS financial institutions with whom we most directly compete for clients, capital investment and executive talent. The compensation peer group was developed in consultation with Pearl Meyer and consists of the BaaS Peers disclosed in last year’s proxy with the following adjustments:

Removals	Additions
VersaBank	Lending Club Corporation
Live Oak Bancshares, Inc.
Primis Financial, Inc.
Below is the list of peers used for informing 2025 executive compensation decisions:

Institution Name	Ticker	Total Revenue(1)	Total Assets
(dollars in thousands)
Cass Information Systems, Inc.	CASS	207,424	2,606,024
Esquire Financial Holdings, Inc.	ESQ	146,129	2,365,661
Green Dot Corporation	GDOT	2,074,339	5,985,236
Lending Club Corporation	LC	1,334,719	11,567,816
Live Oak Bancshares, Inc.	LOB	553,000	15,134,778
Medallion Financial Corp.	MFIN	353,313	2,955,464
Metropolitan Bank Holding Corp.	MCB	314,284	8,255,716
MVB Financial Corp.	MVBF	132,820	3,308,918
Pathward Financial, Inc.	CASH	831,726	7,560,205
Primis Financial Corp.	FRST	155,640	4,047,388
The Bancorp, Inc.	TBBK	701,544	9,352,425
Triumph Financial, Inc.	TFIN	424,396	6,380,588
Coastal Financial Corporation	CCB	541,673	4,741,437
(1) “Total Revenue” reflects revenue as reported by S&P Global Market Intelligence for the applicable fiscal year. Revenue figures are based on publicly reported financial statements of each company and may be adjusted by S&P to conform to its standardized definitions for comparability purposes. For companies reporting under different accounting standards or

COMPENSATION DISCUSSION AND ANALYSIS
with non-calendar fiscal years, S&P aligns revenue data to a common reporting basis. The Company has not independently verified the accuracy of the data reported by S&P.
Recognizing that comparative pay assessments have inherent limitations, due to the lack of precise comparability of executive positions between companies, as well as the companies themselves, the comparative data are used only as a guide and the Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. While the Compensation Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program, the Compensation Committee applies its own business judgment and experience to determine individual compensation. Our Compensation Committee will continue to work with our CEO and our independent compensation consultant to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group. The Compensation Committee supplements the peer group analysis with references, as a touchstone and without specifically benchmarking to any given level, compensation data of broader technology and consumer companies to better understand our broader competitive positioning.
Say on Pay Vote
At our 2025 annual meeting of shareholders, we provided our shareholders with the opportunity to vote to approve, on an advisory basis, our executive compensation program. Approximately 94% of the votes cast at our 2025 annual meeting of shareholders approved our executive compensation as described in our proxy statement for that meeting. Our Compensation Committee carefully considers shareholder votes on this matter, along with other expressions of shareholder views on compensation that the committee receives.
Compensation Mix
The Compensation Committee allocates the various components of compensation based on market information provided from our compensation consultant. The market information is derived from research on comparable positions from our peer groups and market survey information. In allocating compensation among base salary, cash bonus, and equity-based compensation, the Compensation Committee compares the individual components of each position against market amounts and adjusts those components, so compensation is competitive and aligns the executive with organizational performance objectives.
The percentages of base salary, cash bonus and equity-based (using grant date fair value) compensation compared to the total compensation (referred to as total annual compensation) for 2025 for the NEOs were as follows:

Named Executive Officer	Base Salary %	Cash Bonus %	Equity Award %		Other %
Eric M. Sprink	51.6%	22.6%	22.2%		3.6%
Brian T. Hamilton	61.5%	26.9%	7.5%		4.1%
Brandon J. Soto	4.0%	2.2%	93.4%	(1)	0.4%
Joel G. Edwards	44.6%	13.2%	14.3%		27.9%	(2)
Curt T. Queyrouze	44.0%	—%	29.9%		26.2%	(3)
Andrew G. Stines	22.3%	—%	7.2%		70.5%	(4)
(1)Includes 18,000 restricted stock units (“RSUs”) and 15,000 performance-based restricted stock units (“PSUs”) awarded to Mr. Soto upon his hiring in 2025 to align his performance with shareholder returns and to retain his services for an extended period. The 18,000 RSUs are eligible to vest pro-rata over 4 years. The price of Company common stock at the time of grant was $110.59 per share. The 15,000 PSUs are eligible to vest only if certain specified performance conditions are met. The PSUs vest contingent on achieving stock price hurdles, which will be measured for achievement during the 4-year period beginning October 1, 2025 through October 1, 2029. A sustained stock price of at least $149.32 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 5,000 shares; a sustained stock price of at least $186.37 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of an additional 5,000 shares; and a sustained stock price of at least $224.53 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 15,000 shares. We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices.
(2)Includes the value realized upon accelerated vesting of equity awards under a retirement and retention agreement of $217,086.
(3)Includes lump sum severance payment of $155,000 as part of resignation agreement.
(4)Includes the value realized upon accelerated vesting of equity awards of $789,925 and lump sum severance payment of $70,000 as part of a resignation agreement.

COMPENSATION DISCUSSION AND ANALYSIS
Base Salaries
The Compensation Committee engages compensation consultants to evaluate the compensation paid to the NEOs, and the Company’s other executive officers, compared to that of the identified peer groups. The analysis conducted in 2024 was used in the decision-making process for determining the compensation program design for 2025. The analysis focuses on base salaries and short- and long-term incentives compared to our peers.
The Company strives to provide NEOs with a base salary that is competitive with other bank and BaaS organizations identified in our peer groups.
Base salaries set the foundation for direct compensation, since the opportunity levels for our incentive plans are defined as a percentage of base salaries. In establishing base salaries of the Company’s other NEOs, the Compensation Committee typically considers the recommendations of the CEO, which are based on company performance, individual responsibility level, and individual contribution to strategic goals, financial management and leadership. Total compensation histories for each NEO, peer group data and a general understanding of executive compensation in the financial services industry are also considered. The Compensation Committee reviewed and approved base salaries for all NEOs and reported the decisions to the Board of Directors.
The base salaries paid to the NEOs in 2025 and increases in such salaries from 2024 to 2025 are shown below:

					Increase
Named Executive Officer	2025 Base Salary		2024 Base Salary		$	%
Eric M. Sprink	$874,000		$842,000		$32,000	3.8%
Brian T. Hamilton	488,000		470,000	(1)	18,000	3.8%	(1)
Brandon J. Soto	500,000	(2)	—		500,000	—%
Joel G. Edwards	394,936		389,000		5,936	1.5%
Curt T. Queyrouze	323,992	(3)	445,000		(121,008)	(27.2)%
Andrew G. Stines	278,145	(4)	322,992		(44,847)	(13.9)%
(1)Mr. Hamilton’s actual 2024 base salary was $120,191, which was for a partial year of service from September 30, 2024 through December 31, 2024. The amount reflected in the table above is the annualized value of his actual base salary.
(2)Mr. Soto’s actual 2025 base salary was $126,923, which was for a partial year of service from October 1, 2025 through December 31, 2025. The amount reflected in the table above is the annualized value of his actual salary.
(3)Mr. Queyrouze’s 2025 base salary was for a partial year of service from January 1, 2025 - September 12, 2025.
(4)Mr. Stines’ 2025 base salary was for a partial year of service from January 1, 2025 - October 1, 2025.
Executive Incentive Plan
The Company maintains an Executive Management Incentive Plan (the “2018 Plan”) for certain key officers, including the NEOs, to align executive compensation practices with the Company’s performance, strategic plan and long-term goals. Under the 2018 Plan, the Company provides for incentive compensation to NEOs in the form of cash, bonuses and long term equity incentives granted under the 2018 Plan with the total value paid and/or granted based upon the achievement of certain performance objectives in the prior fiscal year. The Compensation Committee sets specific goals for each executive officer based on peer performance, weightings for each goal, and thresholds for payment based on actual results compared to each goal. The CEO has the option to recommend an adjustment to the payout for all NEOs other than himself. In 2025, the Compensation Committee’s selected goals were (i) Return on Average Assets, (ii) Core Deposit Growth, (iii) Gross Loan Growth and (iv) Net Charge Offs. Each of these goals were selected to support the strategic goals of the Company in its effort to increase shareholder value. The weighting of the goals was set by the Compensation Committee to maintain a balance of the different objectives. Strategic objectives include a variety of Company-specific goals related to Leadership, Team Development, Compensation Strategy and Framework and Long-Term Capital Framework. The Compensation Committee, in consultation with management, was responsible for setting the appropriate targets for each of these strategic objectives based on internal projections and targets.
The incentive compensation paid out to our NEOs as a result of achieving these goals in 2025 was paid out 50% in cash and 50% in time-based RSUs granted in 2026 that are eligible to vest over a four-year period. The cash is reflected in 2025 total compensation, and the time-based RSUs will be reflected in 2026 total compensation.

COMPENSATION DISCUSSION AND ANALYSIS
Time-based RSUs are critical to our compensation program. Time-based RSUs tie our NEOs to future Company performance through the stock value and reinforce actions that build long-term shareholder value. In addition to the awards provided under the Plan, the Chief Financial Officer and Chief Credit Officer received PSUs in 2025 as a new hire award. These performance-based awards vest contingent on achieving certain performance conditions and are designed to reward the executive for creating shareholder value. Details of those PSU grants are provided in the “Summary Compensation Table” below.
The table below describes the goals, category weightings and payout thresholds for each NEO in 2025:

		Sprink		Hamilton		Soto		Edwards
Goal	Thresholds	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %	Payout %	Weight %
Return on Average Assets	119.14% of 1.17%	200.0%	40.0%	200.0%	40.0%	150.0%	40.0%	105.0%	40.0%
	100% of 1.17%	100.0%		100.0%		100.0%		70.0%
	79.42% of 1.17%	50.0%		50.0%		50.0%		35.0%
Core Deposit Growth	125% of 19.21%	200.0%	12.5%	200.0%	12.5%	150.0%	12.5%	105.0%	12.5%
	100% of 19.21%	100.0%		100.0%		100.0%		70.0%
	41.67% of 19.21%	50.0%		50.0%		50.0%		35.0%
Gross Loan Growth	122.22% of 12.88%	200.0%	12.5%	200.0%	12.5%	150.0%	12.5%	105.0%	12.5%
	100% of 12.88%	100.0%		100.0%		100.0%		70.0%
	33.33% of 12.88%	50.0%		50.0%		50.0%		35.0%
Net Charge Offs	50% of 0.05%	200.0%	10.0%	200.0%	10.0%	150.0%	10.0%	105.0%	10.0%
	100% of 0.05%	100.0%		100.0%		100.0%		70.0%
	200% of 0.05%	50.0%		50.0%		50.0%		35.0%
Board Discretionary			25.0%		25.0%		25.0%		25.0%
Total			100.0%		100.0%		100.0%		100.0%
Former NEOs not employed by the Company at December 31, 2025 were not eligible for incentive compensation, therefore Mr. Queyrouze and Mr. Stines are not included in the above table.
A proportional approach is used for calculating payments in the event performance results fall between the three threshold levels. No payout is made if the lowest threshold is not met and the payout will not exceed the amount associated with the top threshold in the table above. The percentage payouts are shown in the table above.
2025 Results

	2025	2025	%
Goal	Target	Actual	Achieved
Return on Average Assets	1.17%	1.05%	89.7%
Core Deposit Growth	19.21%	10.08%	52.5%
Gross Loan Growth	12.88%	7.55%	58.6%
Net Charge Offs(1)	0.05%	—%	100.0%
Strategic Objectives			100.0%

COMPENSATION DISCUSSION AND ANALYSIS
(1)Net charge-off goals are based on community bank data only as CCBX charge-offs are reimbursed by our CCBX partners, except for 5% of one CCBX partner portfolio. As of December 31, 2025, our portion of that portfolio represented $22.1 million in loans, on which the Company is responsible for any losses.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity award grant dates or for the purposes of affecting the value of executive compensation. We do not have a formal policy with respect to the timing of our equity award grants, and we did not grant stock options in 2025.
Retirement/Deferred Compensation Benefits
Coastal Community Bank 401(k) Plan. The Company provides a 401(k) program (the “401(k) Plan”) to eligible employees, including the NEOs. The 401(k) Plan is a tax-qualified defined contribution plan that enabled eligible employees to defer income taxation on up to $23,500 (or $31,000 for employees age 50 or older, and $34,750 for employees age 60-63) for 2025. We currently provide matching contributions equal to 50% of each employee’s pre-tax contributions for up to 10% of the employee’s total compensation. The contributions made by the Company become vested when the employee meets retirement age. Prior to normal retirement age, the contributions made by the Company become fully vested after five years of service. Participants in the 401(k) Plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment. All NEOs participate in the 401(k) Plan.
Perquisites
Perquisites provided to each NEO are reviewed annually within the context of the Company’s executive compensation program, market practices and the nature of each NEO’s responsibilities. Generally, the Company limits the types of perquisites offered to NEOs as shown in the “All Other Compensation for 2025” table.
The Compensation Committee believes the currently-offered perquisites are minimal in overall cost and competitively necessary to attract and retain talented executives. Consistent with most other financial institutions in its peer group, the Company provides some NEOs, depending on the agreement, with a car allowance, pays the premiums for life insurance and health insurance policies for its NEOs and a portion of travel expenses for family members of its NEOs and provides technology reimbursements for all NEOs. In addition, the Company encourages certain members of executive management to belong to a country club so that there is an appropriate entertainment forum for customers and appropriate interaction with the executives’ communities. The Company pays the initiation fee and annual dues for a club membership for some NEOs.
Other Compensation
Detailed information regarding other compensation is provided in the section titled “Summary Compensation Table” below.
Compensation Committee Report
Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Compensation Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis,” and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement, from which it will be incorporated by reference into the Company’s Annual Report.
Compensation Committee of the Board of Directors of Coastal Financial Corporation
Stephen Klee (Chair)
Rilla R. Delorier

COMPENSATION DISCUSSION AND ANALYSIS
Steven D. Hovde
Thomas D. Lane
Gregory A. Tisdel

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Each year, the Compensation Committee, together with the Company’s risk officers, conduct an in-depth risk assessment of the Company’s compensation policies and practices. This assessment reviews the key enterprise risks to which the Company is subject, including credit, liquidity, market/interest rate, compliance, operational, technology, strategic, reputational and other risks, and focuses on the compensation arrangements most likely to implicate those risks. We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not NEOs are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

We believe our compensation programs are designed to encourage appropriate risk management while discouraging behavior that may result in excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:
•compensation mix of cash and equity awards to increase retention and align the incentives of our executive officers and shareholders;
•use of multiple metrics in short and long-term incentive plans for executive officers;
•application of caps on incentives;
•granting of time-based share awards that vest ratably over four years and performance-based awards that vest after a specific performance period;
•no automatic or guaranteed annual salary increases, bonuses or guaranteed long-term incentive awards;
•no excessive perquisites;
•emphasis on long-term and performance-based compensation; and
•formal clawback policy applicable to all incentive based compensation.

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Eric M. Sprink	2025	$874,000	$—	$375,069		$382,518	$61,614	$1,693,201
Chief Executive Officer	2024	842,000	82,665	508,823		375,069	59,706	1,868,263
	2023	810,000	—	726,125		407,300	60,360	2,003,785
Brian T. Hamilton(5)	2025	$488,000	$—	$59,474		$213,580	$32,869	$793,923
President, CCBX	2024	120,191	40,526	3,761,600	(6)	59,474	7,563	3,989,354
	2023	—	—	—		—	—	—
Brandon J. Soto(7)	2025	$126,923	$15,000	$2,938,691	(8)	$52,966	$11,604	$3,145,184
Executive Vice President, Chief Financial Officer	2024	—	—	—		—	—	—
	2023	—	—	—		—	—	—
Joel G. Edwards	2025	$394,936	$—	$126,594		$116,701	$247,293	$885,523
Former Executive Vice President, Chief Financial Officer - retired 9/30/25	2024	389,000	33,406	162,431		126,594	27,096	738,527
	2023	374,000	—	178,504		162,183	27,660	742,347
Curt T. Queyrouze	2025	$323,992	$—	$220,116		$—	$192,741	$736,849
Former President, Community Bank	2024	445,000	—	268,867		160,000	37,488	911,355
	2023	428,000	—	236,053		268,054	35,213	967,320
Andrew G. Stines	2025	$278,145		$90,322		$—	$878,891	$1,247,359
Former Executive Vice President, Chief Risk Officer	2024	322,992	9,678	105,903		90,322	18,760	547,655
	2023	310,321	—	107,108		105,733	18,510	541,672
(1)The amounts reported in this column for fiscal years 2025 represent signing bonuses granted to Mr. Soto. The amounts reported in this column for fiscal year 2024 represent annual discretionary cash bonuses earned by Messrs. Sprink, Hamilton, Edwards and Stines.
(2)The amounts reported in this column represent the grant date fair value of the award of RSUs computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 using the methodology set forth in Note 15, “Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report.
(3)The amounts reported in this column represent the value of cash incentive awards earned in 2025, 2024 and 2023, respectively, based on the Company’s performance against pre-established performance goals for each NEO approved by the Compensation Committee.
(4)Includes the items specified in the All Other Compensation table below for 2025.
(5)Mr. Hamilton was hired on September 30, 2024, therefore a partial year of compensation is reported for 2024 and there is no compensation to report for 2023.
(6)Includes 75,000 PSUs awarded to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $53.99 per share. The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs vest contingent on achieving stock price hurdles, which will be measured for

EXECUTIVE COMPENSATION
achievement during the 43-month period beginning October 1, 2024 through April 30, 2028. A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of up to 40,000 shares; and a sustained stock price of at least $105 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 60,000 shares. An additional 15,000 shares are eligible to vest on April 30, 2028, contingent on relative return on average equity compared to a comparator group, with the Company’s performance needing to be at least in the 80th percentile, or top 20%, of the group over the four-year period. We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices and increased earnings.
(7)Mr. Soto was hired on October 1, 2025, therefore a partial year of compensation is reported for 2025 and there is no compensation to report for 2024 or 2023.
(8)Includes 18,000 RSUs and 15,000 PSUs awarded to Mr. Soto upon his hiring in 2025 to align his performance with shareholder returns and to retain his services for an extended period. 18,000 RSUs are eligible to vest pro-rata over 4 years. The price of Company common stock at the time of grant was $110.59 per share. The PSUs are eligible to vest only if certain specified performance conditions are met. PSUs vest contingent on achieving stock price hurdles, which will be measured for achievement during the 4-year period beginning October 1, 2025 through October 1, 2029. A sustained stock price of at least $149.32 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 5,000 shares; a sustained stock price of at least $186.37 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of an additional 5,000 shares; and a sustained stock price of at least $224.53 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 15,000 shares. We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices.
All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($) (a)	Total ($)
Eric M. Sprink	$15,500	$5,565	$40,549	$61,614
Brian T. Hamilton	11,664	450	20,756	32,869
Brandon J. Soto	6,250	173	5,181	11,604
Joel G. Edwards	15,500	3,810	227,983	247,293
Curt T. Queyrouze	14,058	1,403	177,280	192,741
Andrew G. Stines	15,500	1,021	862,370	878,891
(a)The amounts reported in this column include the following for 2025: Mr. Sprink: Includes car allowance/lease of $13,200; country club dues of $9,026; medical/dental/vision premiums of $9,489; travel expenses for spouse while accompanying Mr. Sprink on Company business of $6,733; mobile technology reimbursement of $1,500; and HSA contribution of $600. Mr. Hamilton: Includes car allowance/lease of $10,200; medical/dental/vision premiums of $8,154; and mobile technology reimbursement of $2,400. Mr. Soto: Includes car allowance/lease of $2,550; medical/dental/vision premiums of $1,881; mobile technology reimbursement of $600; and HSA contribution of $150. Mr. Edwards: Includes the value realized upon accelerated vesting of equity awards under a retirement and retention agreement of $217,086; medical/dental/vision premiums of $8,797; mobile technology reimbursement of $1,500; and HSA contribution of $600. Mr. Queyrouze: Includes lump sum severance payment of $155,000 as part of resignation agreement; medical/dental/vision premiums of $12,839; car allowance/lease of $7,225; mobile technology reimbursement of $1,700; and travel expenses for spouse while accompanying Mr. Queyrouze on Company business of $516. Mr. Stines: Includes the value realized upon accelerated vesting of equity awards under a resignation agreement of $789,925; lump sum severance payment of $70,000 as part of a resignation agreement; payment for waiver of medical/dental/vision premiums of $1,320; and mobile technology reimbursement of $1,020.

EXECUTIVE COMPENSATION
Grants of Plan Based Awards in 2025
The following table provides supplemental information relating to all grants of plan-based equity and non-equity awards made during 2025 to help explain information provided above in the Summary Compensation Table.

		Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)
Name	Grant Date	Threshold (#)(3)	Target (#)	Maximum (#)	All other Stock Awards: Number of shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(1)
Eric M. Sprink	2/5/2025	—	—	—	4,219	(2)	$375,069
Brian T. Hamilton	2/5/2025	—	—	—	669	(2)	59,474
Brandon J. Soto	10/1/2025	5,000	10,000	15,000	—	(3)	949,601	(4)
Brandon J. Soto	10/1/2025	—	—	—	18,000	(5)	1,989,090
Joel G. Edwards	2/5/2025	—	—	—	1,424	(2)	126,594
Curt T. Queyrouze	2/5/2025	—	—	—	2,476	(2)	220,116
Andrew G. Stines	2/5/2025	—	—	—	1,016	(2)	90,322
(1)The amounts reported in this column represent the grant date fair value of the award of RSUs and PSUs computed in accordance with the FASB ASC Topic 718 using the methodology set forth in Note 15, “Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report.
(2)Represents RSUs granted in 2025 for service/performance in 2024 and are included in the total compensation table for 2025. The RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(3)Represents 15,000 PSUs awarded to Mr. Soto upon his hiring in 2025 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $110.59 per share. The 15,000 PSUs are eligible to vest only if certain specified performance conditions are met. PSUs vest contingent on achieving stock price hurdles, which will be measured for achievement during the 4-year period beginning October 1, 2025 through October 1, 2029. A sustained stock price of at least $149.32 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 5,000 shares; a sustained stock price of at least $186.37 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of an additional 5,000 shares; and a sustained stock price of at least $224.53 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 15,000 shares.
(4)Grant date fair value per ASC 718, as determined by the Monte Carlo model.
(5)Represents RSUs granted in 2025 upon his hiring. These RSUs vest over a 4-year period.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2025 Fiscal Year End
The following table provides information regarding outstanding stock option awards held by our NEOs as of December 31, 2025.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	02/24/16	0	(1)	1,882	6.25	02/24/26
	01/26/17	0	(1)	6,765	6.50	01/26/27
	01/22/18	0	(1)	8,564	7.10	01/22/28
	01/22/19	0	(1)	10,695	14.91	01/22/29
Brian T. Hamilton	—
Brandon J. Soto	—
Joel G. Edwards	02/24/16	1,800	(1)	0	6.25	02/24/26
	01/26/17	6,000	(1)	0	6.50	01/26/27
	01/22/18	6,000	(1)	0	7.10	01/22/28
	01/22/19	10,000	(1)	0	14.91	01/22/29
Curt T. Queyrouze	—
Andrew G. Stines	—
(1)These option awards vest over a ten-year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.

EXECUTIVE COMPENSATION
The following table provides information regarding outstanding restricted stock, RSUs and PSUs held by our NEOs as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Eric M. Sprink	2/3/2020	9,318	(2)	$1,067,750	—		$—
	1/25/2021	3,016	(3)	345,603	—		—
	10/4/2021	—		—	100,000	(4)	11,459,000
	1/25/2022	3,557	(5)	407,597	—		—
	1/25/2023	8,366	(5)	958,660	—		—
	2/5/2024	10,032	(5)	1,149,567	—		—
	2/5/2025	4,219	(5)	483,455	—		—
Brian T. Hamilton	9/30/2024	16,279	(6)	1,865,411	7,387	(7)	846,476
	9/30/2024	—		—	15,000	(8)	1,718,850
	2/5/2025	669	(5)	76,661	—		—
Brandon J. Soto	10/1/2025	18,000	(5)	2,062,620	15,000	(9)	1,718,850
Joel G. Edwards	1/25/2021	1,236	(3)	141,633	—		—
	1/25/2022	801	(5)	91,787	—		—
	1/25/2023	2,057	(5)	235,712	—		—
	2/5/2024	3,203	(5)	367,032	—		—
	2/5/2025	1,424	(5)	163,176	—		—
Curt T. Queyrouze	—	—		—	—		—
Andrew G. Stines	—	—		—	—		—
(1)The amounts in this column are based on the closing stock price of $114.59 of the Company's common stock on December 31, 2025.
(2)These RSUs vest over a ten-year period from the grant date, with approximately one-tenth of the RSUs under the grant vesting on each of the first ten anniversaries of the grant date.
(3)These RSUs vest over a five-year period from the grant date, with approximately one-fifth of the RSUs under the grant vesting on each of the first five anniversaries of the grant date.
(4)These PSUs are eligible to vest on October 4, 2027. The quantity of such PSUs that vest is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(5)These RSUs vest over a four-year period from the grant date, with approximately one-fourth of the RSUs under the grant vesting on each of the first four anniversaries of the grant date.
(6)These RSUs vest over a 43-month period from grant date, with 16.28% having vested on April 30, 2025, and approximately 2.32% vesting each month thereafter.
(7)These PSUs are eligible to vest between October 1, 2024 and April 30, 2028. The quantity of such PSUs that vest is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(8)These PSUs are eligible to vest April 30, 2028. The quantity of such PSUs is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
(9)These PSUs are eligible to vest between October 1, 2026 and October 1, 2029. The quantity of such PSUS is dependent upon achievement of specified performance goals. Each PSU represents the right to receive one share of common stock upon vesting.
The Company granted 100,000 PSUs to Mr. Sprink in 2021 to further align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $31.00.  The PSUs cliff vest after six years of continuous service only if certain specified performance conditions are met.  Fifty percent

EXECUTIVE COMPENSATION
of the units (50,000 PSUs) vest contingent on achieving stock price hurdles, which will be measured for achievement during the 24-months preceding the sixth anniversary of the grants (years five and six).  A sustained stock price of at least $50.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 25,000 shares and a sustained stock price of at least $60.00 per share for no less than 60 continuous trading days during the measurement period is required to vest 50,000 shares.   The vesting of an additional 50,000 shares is contingent on the Company’s relative return on average equity finishing in at least in the 90th percentile, or top 10%, of a comparator group over the six-year period.  We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices and increased earnings.
The Company granted 75,000 PSUs to Mr. Hamilton upon his hiring in 2024 to align his performance with shareholder returns and to retain his services for an extended period.  The price of a share at the time of the grant was $53.99.  The PSUs are eligible to vest on the first day of each month beginning on October 1, 2024 until April 30, 2028 only if certain specified performance conditions are met. 60,000 PSUs vest contingent on achieving stock price hurdles, which will be measured for achievement during the 43-month period beginning October 1, 2024 through April 30, 2028.  A sustained stock price of at least $75 per share for no less than 60 continuous trading days during the measurement period is required to vest 20,000 shares; a sustained stock price of at least $90 per share for no less than 60 continuous trading days during the measurement period is required to vest up to 40,000 shares and a sustained stock price of at least $105 per share for no less than 60 continuous trading days during the measurement period is required to vest the remainder, up to 60,000 shares.  An additional 15,000 shares are eligible to vest on April 30, 2028, contingent on the Company’s relative return on average equity finishing in at least the top 80th percentile, or top 20%, of a comparator group over the four-year period. We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices and increased earnings.
The Company granted 15,000 PSUs to Mr. Soto upon his hiring in 2025 to align his performance with shareholder returns and to retain his services for an extended period. The price of Company common stock at the time of grant was $110.59 per share. The PSUs are eligible to vest only if certain specified performance conditions are met. 15,000 PSUs vest contingent on achieving stock price hurdles, which will be measured for achievement during the 4-year period beginning October 1, 2025 through October 1, 2029. A sustained stock price of at least $149.32 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of 5,000 shares; a sustained stock price of at least $186.37 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of an additional 5,000 shares; and a sustained stock price of at least $224.53 per share for no less than 60 continuous trading days during the measurement period is required for the vesting of the remainder, up to 15,000 shares. We believe the achievement of these performance conditions will benefit shareholders of the Company by creating increased shareholder value through higher stock prices.
Option Exercises and Stock Vested for 2025
The following table summarizes the stock awards that vested for, and stock options that were exercised by, NEOs during the fiscal year ended December 31, 2025. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric M. Sprink	12,673	$1,012,777	15,964	$1,369,650
Brian T. Hamilton	—	—	61,334	5,855,128
Brandon J. Soto(2)	—	—	—	—
Joel G. Edwards	1,800	136,638	6,819	610,001
Curt T. Queyrouze	—	—	5,461	476,978
Andrew G. Stines	—	—	10,266	1,058,178
(1) Reflects the closing price of the Company’s common stock on the vesting date multiplied by the number of shares vested.
(2) Mr. Soto was hired in 2025 and thus does not have vested awards or options.

EXECUTIVE COMPENSATION
Separation Agreements with Former Executives
Joel G. Edwards - Retirement and Retention Agreement
In May 2025, the Company entered into a Retirement and Retention Agreement with Mr. Edwards in connection with his planned retirement and to facilitate an orderly transition of responsibilities. The agreement provided for Mr. Edwards’ continued employment through a transition period ending no later than April 1, 2026, during which he would continue to receive base salary (with a transition to part-time service following the earlier of a specified date or the hiring of a successor CFO).
The agreement also provided for a retention-based bonus opportunity and included provisions allowing for changes in title and work arrangement during the transition period. In addition, subject to continued employment through specified dates, the agreement provided for the acceleration of vesting of certain outstanding equity awards, including stock options and restricted stock units, with settlement shortly following vesting.
If Mr. Edwards’ employment were terminated by the Company without cause during the retention period, all remaining unvested equity awards would vest in full. The agreement also includes customary provisions regarding tax treatment and compliance with Section 409A.

Andrew Stines - Severance Agreement and Release
In September 2025, the Company entered into a Severance Agreement and Release with Mr. Stines in connection with the termination of his employment, effective October 1, 2025.
Pursuant to the agreement, Mr. Stines received a lump sum severance payment of $70,000, subject to applicable withholdings. In addition, certain outstanding equity awards were accelerated, including restricted stock awards and restricted stock units, while any remaining unvested equity awards were forfeited.
Mr. Stines was also eligible to continue health coverage through October 2025, with the option to elect COBRA coverage thereafter at his own cost. The agreement included a general release of claims in favor of the Company, as well as customary confidentiality, non-disparagement, and non-solicitation provisions.
Curt Queyrouze - Severance Agreement and Release
In September 2025, the Company entered into a Severance Agreement and Release with Mr. Queyrouze in connection with the termination of his employment, effective September 12, 2025.
Under the terms of the agreement, Mr. Queyrouze received a lump sum severance payment of $155,000, subject to applicable withholdings. All unvested equity awards, including performance-based stock units, were forfeited upon termination.
Mr. Queyrouze remained eligible for continued health coverage through September 2025 and may elect COBRA continuation coverage thereafter at his own expense. The agreement includes a general release of claims, as well as customary confidentiality, non-disparagement, and non-compete provisions.

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The table below sets forth the estimated payments to be made to each NEO in the event of a qualifying termination or change in control as of the last business day of the year ended December 31, 2025. See the section titled “Employment and Change in Control Agreements with Named Executive Officers” and “Separation Agreements with Former Executives” for a description of the agreements pursuant to which these payments would be made.

Name	Benefit	Termination Without Cause or Resignation for Good Reason	Qualifying Termination in Connection with a Change in Control	Death	Disability	Retirement		Resignation
Eric M. Sprink	Severance pay	$2,130,518	$3,079,734	$—	$1,748,000	$—		$—
	Equity award vesting	5,228,759	7,334,378	5,228,759	5,228,759	—		—
	Health benefits	10,089	30,268	10,089	20,179	—		—
	Total Value	$7,369,367	$10,444,381	$5,238,849	$6,996,938	$—		$—
Brian T. Hamilton	Severance pay	$701,580	$1,189,580	$—	$488,000	$—		$—
	Equity award vesting	837,653	1,942,071	837,653	837,653	—		—
	Health benefits	8,155	16,311	8,155	8,155	—		—
	Total Value	$1,547,389	$3,147,963	$845,808	$1,333,809	$—		$—
Brandon J. Soto	Severance pay	$706,332	$706,332	$—	$500,000	$—		$—
	Equity award vesting	515,655	2,062,620	515,655	515,655	—		—
	Health benefits	12,189	24,378	12,189	12,189	—		—
	Total Value	$1,234,176	$2,793,330	$527,844	$1,027,844	$—		$—
Joel G. Edwards	Severance pay	$—		$—	$—	$—		$—
	Equity award vesting	—		484,945	484,945	1,353,433		—
	Health benefits	—	—	—	—	—		—
	Total Value	$—	$—	$484,945	$484,945	$1,353,433	(1)	$—
Curt T. Queyrouze	Severance pay	$—		$—	$—	$—		$155,000
	Equity award vesting	—		—	—	—		—
	Health benefits	—	—	—	—	—		—
	Total Value	$—	$—	$—	$—	$—		$155,000	(2)
Andrew G. Stines	Severance pay	$—		$—	$—	$—		$70,000	(3)
	Equity award vesting	—		—	—	—		789,925	(4)
	Health benefits	—	—	—	—	—		—
	Total Value	$—	$—	$—	$—	$—		$859,925
(1)The amount reflects $217,086 for the value realized on June 30, 2025 upon accelerated vesting of equity awards under a retirement and retention agreement and $1,136,347 in potential value of equity awards as of December 31, 2025.
(2)The amount reflects payments actually received in connection with Mr. Queyrouze’s separation from service on September 12, 2025.
(3)The amount reflects payments actually received in connection with Mr. Stines’ separation from service on October 1, 2025.
(3)The amount reflects the value realized upon accelerated vesting of equity awards in connection with Mr. Stines’ separation from service on October 1, 2025.

EXECUTIVE COMPENSATION

Employment and Change in Control Agreements with Named Executive Officers
Employment Agreement with Eric M. Sprink
The Company and the Bank entered into a second amended and restated employment agreement (the “Employment Agreement”) effective October 4, 2021 with Eric Sprink, the Chief Executive Officer of the Company and the Bank. Mr. Sprink’s Employment Agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Sprink will continue to serve as Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors of the Company (subject to re-election by the Company’s shareholders) and the Board of Directors of the Bank. As consideration for these services, the Employment Agreement provides Mr. Sprink with a minimum annual base salary, effective retroactive to January 1, 2021, of $700,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.
The Employment Agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the Employment Agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under the Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to two times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control” (as such term is defined in the Employment Agreement)), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment. All outstanding unvested equity awards granted under the Employment Agreement dated as of June 19, 2018 will fully vest.
Pursuant to the Employment Agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change in control”, then, in lieu of the payment and benefits otherwise payable to him, Mr. Sprink will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to three times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Sprink’s continued employment.
The benefits described above are subject to Mr. Sprink signing a full release of claims within 45 days of the termination, but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Sprink will be subject to a one-year post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (i) upon termination of Mr. Sprink’s employment without “cause,” for “good reason” or upon a qualifying termination within two years following a “change in control” and payment of the amounts required under the Employment Agreement in each such case or (ii) upon expiration of the Employment Agreement and payment to Mr. Sprink of a salary continuation for 12 months. The Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days’ prior written notice if without “cause.” Mr. Sprink may terminate the Employment Agreement by delivering 90 days’ prior written notice if without good reason. In the event of a termination by Mr. Sprink for good reason, Mr. Sprink is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Sprink will also be entitled to the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan

EXECUTIVE COMPENSATION
coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within two years following the termination date based solely on Mr. Sprink’s continued employment in the event his employment terminates due to his Disability (as defined in the Employment Agreement).
Employment Agreement with Brian T. Hamilton
The Company and the Bank entered into an employment agreement (the “Hamilton Employment Agreement”) effective September 30, 2024 with Brian T. Hamilton, the President of CCBX. The Hamilton Employment Agreement (which has an initial term of four years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Hamilton Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Hamilton will serve as President of CCBX. As consideration for these services, the Hamilton Employment Agreement provides Mr. Hamilton with a minimum annual base salary of $470,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a housing, car and technology allowance.
The Hamilton Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Hamilton will be entitled to the following payments and benefits under the Hamilton Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control” (as such term is defined in the Hamilton Employment Agreement)), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Hamilton will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Hamilton’s continued employment.
Pursuant to the Hamilton Employment Agreement, if Mr. Hamilton experiences a qualifying termination of employment within one year following a “change in control,” then, in lieu of the payment and benefits otherwise payable to him, Mr. Hamilton will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to two times the sum of his then-current base salary and his annual cash bonus for the prior calendar year. In addition, Mr. Hamilton will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Hamilton’s continued employment.
The benefits described above are subject to Mr. Hamilton signing a full release of claims within 45 days of the termination, but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Hamilton will be subject to a one-year post-termination non-competition covenant and a 12-month post-termination non-solicitation covenant (i) upon termination of Mr. Hamilton’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Hamilton Employment Agreement in each such case or (ii) upon expiration of the Hamilton Employment Agreement and payment to Mr. Hamilton of a salary continuation for 12 months. The Hamilton Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Hamilton Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days’ prior written notice if without “cause.” Mr. Hamilton may terminate the Hamilton Employment Agreement by delivering 90 days’ prior written notice if without good reason. In the event of a termination by Mr. Hamilton for good reason, Mr. Hamilton is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Hamilton will also be entitled to the accrued benefits and a lump sum cash severance payment equal to one time the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Hamilton will receive a lump-sum payment equal to the cost of 12 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Hamilton’s continued employment in the event his employment terminates due to his Disability (as defined in the Hamilton Employment Agreement).

EXECUTIVE COMPENSATION
Employment Agreement with Brandon J. Soto
The Company and the Bank entered into an employment agreement (the “Soto Employment Agreement”) effective October 1, 2025 with Brandon J. Soto, the Chief Financial Officer (“CFO”) of the Company and the Bank. The Soto Employment Agreement (which has an initial term of four years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal or the Soto Employment Agreement is otherwise terminated in accordance with its terms) provides that Mr. Soto will serve as CFO of the Company and the Bank. As consideration for these services, the Soto Employment Agreement provides Mr. Soto with a minimum annual base salary of $500,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company, an annual cash performance bonus opportunity, equity incentive opportunities, and certain other employee benefits and perquisites, including a car and technology allowance.
The Soto Employment Agreement provides for severance benefits if there is a “qualifying termination of employment”. Upon a qualifying termination of employment, Mr. Soto will be entitled to the following payments and benefits under the Soto Employment Agreement: an amount equal to his accrued but unpaid base salary, unused vacation pay and any other amounts or benefits required to be paid under any plan, program contract or agreement with the Company (the “accrued benefits”), an amount in cash equal to one times his then-current annual base salary in monthly installments (unless termination occurs due to a “change in control” (as such term is defined in the Soto Employment Agreement)), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Soto will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Soto’s continued employment.
Pursuant to the Soto Employment Agreement, if Mr. Soto experiences a qualifying termination of employment within one year following a “change in control,” then, in lieu of the payment and benefits otherwise payable to him, Mr. Soto will be entitled to receive the accrued benefits and a lump sum cash severance payment equal to the sum of his base salary in the year prior to the year the change in control occurs, and his annual cash bonus for the prior calendar year. In addition, Mr. Soto will receive a lump-sum payment equal to the cost of 24 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards, other than as explicitly provided for in such award agreements, that would have vested based solely on Mr. Soto’s continued employment.
The benefits described above are subject to Mr. Soto signing a full release of claims within 45 days of the termination but such release will contain exceptions for existing rights of indemnification, director and officer insurance, rights as a shareholder, vested rights, the right to enforce the agreement and any other rights which cannot be waived or released as a matter of law. Mr. Soto will be subject to a one-year post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (i) upon termination of Mr. Soto’s employment without “cause,” for “good reason” or upon a qualifying termination within one year following a “change in control” and payment of the amounts required under the Soto Employment Agreement in each such case or (ii) upon expiration of the Soto Employment Agreement and payment to Mr. Soto of a salary continuation for 12 months. The Soto Employment Agreement also contains customary confidentiality, non-disparagement and cooperation covenants. The Soto Employment Agreement may be terminated by the Company or Bank immediately for “cause” or upon 30 days’ prior written notice if without “cause.” Mr. Soto may terminate the Soto Employment Agreement by delivering 90 days’ prior written notice if without good reason. In the event of a termination by Mr. Soto for good reason, Mr. Soto is required to provide the Company notice of the reason within 60 days following the initial occurrence of the event and may terminate the agreement if the breach is not cured within 30 days of such notice.
Mr. Soto will also be entitled to the accrued benefits and a lump sum cash severance payment equal to the sum of his then-current base salary (less any payments under the long-term disability plan during that same period). In addition, Mr. Soto will receive a lump-sum payment equal to the cost of 12 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards to the extent that such awards would have vested within one year following the termination date based solely on Mr. Soto’s continued employment in the event his employment terminates due to his Disability (as defined in the Soto Employment Agreement).

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
The information below describes the relationship between compensation actually paid to our CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2025, in accordance with Item 402(v) of Regulation S-K. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our Named Executive Officers during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based on December 31, 2020
Year	Summary Compensation Table Total for CEO (1)(5)	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers (3)(5)	Average Compensation Actually Paid to non-CEO Named Executive Officers (3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (dollars in thousands)	Return on Average Assets
2025	$1,693,201	$6,638,828	$1,361,768	$1,941,032	$545.67	$142.30	$46,993	1.05%
2024	$1,868,263	$9,612,332	$1,546,723	$3,764,753	$404.33	$134.22	$45,219	1.15%
2023	$2,003,785	$1,515,616	$700,546	$612,939	$211.48	$123.48	$44,579	1.28%
2022	$1,980,542	$1,454,819	$1,670,303	$2,092,317	$226.29	$106.40	$40,625	1.38%
2021	$4,514,200	$10,882,059	$647,199	$1,529,305	$241.05	$126.82	$27,005	1.24%
(1)Eric M. Sprink served as our CEO in each of the years 2021, 2022, 2023, 2024 and 2025.
(2)The dollar amounts reported represent “Compensation Actually Paid,” as calculated in accordance with SEC rules for the CEO and the average for Non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values of unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years. A reconciliation for the compensation actually paid is provided below.
(3)Our non-CEO NEOs included in averages above for each of the years 2021, 2022, 2023, 2024 and 2025 are as follows:
•2025: Brian T. Hamilton, Brandon J. Soto, Joel G. Edwards, Curt T. Queyrouze and Andrew G. Stines.
•2024: Brian T. Hamilton, Curt T. Queyrouze, Joel G. Edwards and Andrew G. Stines.
•2023: Curt T. Queyrouze, Joel G. Edwards, Russell A. Keithley and Andrew G. Stines.
•2022: Curt T. Queyrouze and Joel G. Edwards.
•2021: Joel G. Edwards and John J. Dickson.
(4) The peer group is the group of companies that comprise the S&P 600 Small Cap which is the index included in the Performance Graph in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid disclosed in the above table for the periods indicated:

		2025
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,693,201	$1,361,768
-	Grant date fair value of stock awards granted in fiscal year	(375,069)	(687,039)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	483,455	804,261
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	4,813,948	272,836
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	23,293	189,206
Compensation Actually Paid		$6,638,828	$1,941,032

PAY VERSUS PERFORMANCE

		2024
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,868,263	$1,546,723
-	Grant date fair value of stock awards granted in fiscal year	(508,823)	(1,074,700)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	1,135,756	2,422,525
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	7,186,968	878,101
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(69,832)	(7,895)
Compensation Actually Paid		$9,612,332	$3,764,753

		2023
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$2,003,785	$700,546
-	Grant date fair value of stock awards granted in fiscal year	(726,125)	(155,276)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	743,024	162,363
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(412,899)	(73,254)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(92,168)	(21,441)
Compensation Actually Paid		$1,515,616	$612,939

		2022
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$1,980,542	$1,670,303
-	Grant date fair value of stock awards granted in fiscal year	(700,018)	$(1,018,414)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	676,115	1,501,680
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(287,971)	(42,047)
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(213,849)	(19,205)
Compensation Actually Paid		$1,454,819	$2,092,317

PAY VERSUS PERFORMANCE

		2021
		CEO	Non CEO NEOs
Summary Compensation Table Total Compensation		$4,514,200	$647,199
-	Grant date fair value of stock awards granted in fiscal year	(3,073,802)	$(107,007)
+	Fair value at fiscal year-end of outstanding and unvested awards granted in fiscal year	5,825,299	259,048
+/-	Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	3,450,049	695,774
+/-	Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	166,314	34,292
Compensation Actually Paid		$10,882,059	$1,529,305

Changes in the Company’s stock price from period to period can have a material impact on the fair value amounts shown in the table above and, as a result, the Compensation Actually Paid from year to year may differ more dramatically. The following chart shows the Company’s stock price as of the dates indicated:

12/31/2025	12/31/2024	12/31/2023	12/31/2022	12/31/2021
$114.59	$84.91	$44.41	$47.52	$50.62
Compensation Actually Paid to our CEO in 2021 was significantly impacted by the grant of 100,000 PSUs to further align his performance with shareholder returns and to retain his services. These PSUs cliff vest 6 years after the grant date if certain specified performance conditions are met. Average Compensation Actually Paid to Non-CEO NEOs in 2024 was significantly impacted by the grant of 75,000 PSUs to the President - CCBX to further align his performance with shareholder returns and to retain his services. These PSUs are eligible to vest at various quantities beginning October 1, 2024 through April 30, 2028 if certain specified performance conditions are met. Similarly, average Compensation Actually Paid to Non-CEO NEOs in 2025 was significantly impacted by the grant of 15,000 PSUs to the Chief Financial Officer to further align their performance with shareholder returns and to retain their services. These PSUs are eligible to vest over four years at various quantities if certain specified performance conditions are met. More information on these PSUs can be found in the “Executive Compensation” section of this proxy statement.
Tabular List of Financial Performance Measures
In the Company’s assessment, the most important financial performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance were:
•Return on Average Assets
•Core Deposit Growth
•Gross Loan Growth
•Net Charge-offs (for the community bank segment)

The illustrations below provide a graphical description of Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules) and the following measures:
•the Company’s and the peer group total shareholder return (assuming an initial fixed investment of $100);
•the Company’s net income; and
•the Company’s selected measure, which is return on average assets.

PAY VERSUS PERFORMANCE
Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization.

Median employee total annual compensation (other than the CEO)	$116,545
Total annual compensation of Eric M. Sprink, our CEO	$1,693,201
Ratio of CEO to median employee compensation	15:1
The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions. In determining the median employee, a list of all employees as of December 31, 2025 of both the Company and the Bank was prepared, including all full-time, part-time, and temporary employees. As of December 31, 2025, the Company employed 484 persons, all of whom are in the United States. Wages and salaries were then annualized for any full-time and part-time employees that were not employed for the full calendar year. All other cash compensation received by our employees in 2025 (including 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable cash perquisites) was added to the annualized wages and salaries to determine total cash compensation for purposes of this analysis. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our CEO. Upon identifying our median employee, we then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions, medical/dental/vision premiums paid by the employer and any applicable perquisites earned or paid in 2025 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table.
2018 Omnibus Incentive Plan
The 2018 Plan, which was approved by shareholders in April 2018, and amended and approved by shareholders in May 2021 and May of 2025, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.
Subject to adjustment (as set forth in the 2018 Plan), 1.7 million shares of our common stock were reserved for awards under the 2018 Plan and, as of December 31, 2025, a total of 700,458 shares of our common stock remained available for new awards under the 2018 Plan. Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
The Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink and Brian Hamilton did not receive fees or other compensation for their service as directors of the Company or the Bank during the fiscal year ended December 31, 2025 and they are not included in the director compensation table below. All compensation paid to Mr. Sprink and Mr. Hamilton as employees of the Company is included in the Summary Compensation Table.
Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2025:
•The Chair of the Board of Directors received annual cash compensation of approximately $74,000;
•Other directors received annual cash compensation of approximately $51,000; and
•Committee chairs received additional cash compensation of $5,000 per committee chaired
In addition to the cash compensation outlined above, non-employee directors, excluding the Chair of the Board of Directors, each received approximately $85,000 in restricted stock. The Chair of the Audit Committee received an additional approximately $15,000 in restricted stock; Chairs of the Compensation and CCBX Oversight Committees receive an additional approximately $12,500 in restricted stock; all other Committee Chairs received an additional approximately $10,000 in restricted stock; and the Chair of the Board of Directors received approximately $125,000 in restricted stock. Restricted stock awards are granted in May of each year and vest one day prior to the next annual meeting date. Partial shares are not issued, therefore shares are rounded up to the nearest whole number.
The following table sets forth information regarding compensation paid for the year ended December 31, 2025 to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher D. Adams	$73,750	$125,030	$198,781
Sadhana Akella-Mishra	55,833	97,566	153,399
Rilla R. Delorier	50,833	85,010	135,844
Steven D. Hovde	55,833	95,037	150,870
Stephan Klee (2)	55,833	97,566	153,399
Thomas D. Lane	60,833	105,064	165,897
Michael R. Patterson	55,833	100,007	155,840
Gregory A. Tisdel	50,833	85,010	135,844
Pamela R. Unger	50,833	85,010	135,844
(1)Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with FASB ASC Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. Restricted stock awards vest 100% one day prior to the Company's next Annual Meeting of Shareholders. As of December 31, 2025, each non-employee director held unvested shares of restricted stock as follows: Mr. Adams, 1,434 shares; Ms. Akella-Mishra, 1,119 shares; Ms. Delorier, 975 shares; Mr. Hovde, 1,090 shares; Mr. Klee, 1,119 shares; Mr. Lane, 1,205 shares; Mr. Patterson, 1,147 shares; Mr. Tisdel, 975 shares; and Ms. Unger 975 shares.
(2)Payments after April 2025 for Mr. Klee’s service were made to SK Trail LLC at the request of Mr. Klee.

DIRECTOR COMPENSATION

Total Shareholder Return versus Compensation Actually Paid
Compensation Actually Paid (in millions)
Value of $100 Investment from December 31, 2020
$10.0
$7.5
$5.0
$2.5
$—
$600.00
$400.00
$200.00
$—
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
$9.61
$3.76
$6.64
$1.94
$241.05
$226.29
$211.48
$404.33
$545.67
$126.82
$106.40
$123.48
$134.22
$142.30
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
CEO CAP(1)
Average Non-CEO NEO CAP(2)
CCB Total Shareholder Return
S&P 600 Small Cap Total Shareholder Return

Net Income versus Compensation Actually Paid
Net Income (in millions)
$50.0
$40.0
$30.0
$20.0
$10.0
$—
$27.01
$40.63
$44.58
$45.22
$46.99
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
$9.61
$3.76
$6.64
$1.94
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
CEO CAP
Average Non-CEO NEO CAP
Net Income

DIRECTOR COMPENSATION

Return on Average Assets versus Compensation Actually Paid
Compensation Actually Paid (in millions)
Return on Average Assets
$12.0
$9.0
$6.0
$3.0
$—
1.50%
1.00%
0.50%
—%
$10.88
$1.53
$1.45
$2.09
$1.52
$0.61
$9.61
$3.76
$6.64
$1.94
1.24%
1.38%
1.28%
1.15%
1.05%
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
CEO CAP
Average Non-CEO NEO CAP
Return on Average Assets

STOCK INFORMATION
STOCK INFORMATION
The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC(1). A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Steven D. Hovde 1629 Colonial Parkway Inverness, Illinois 60067	1,727,460	(2)	11.34%
T. Rowe Price 101 East Pratt Street Baltimore, MD 21201	1,322,325	(3)	8.68%
BlackRock, Inc. 50 Hudson Yards New York, NY 10055	1,069,693	(4)	7.02%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	762,236	(5)	5.00%
(1)Based on 15,233,522 shares of Company common stock outstanding and entitled to vote as of March 27, 2026.
(2)Includes (i) 1,714,870 shares owned individually by Mr. Hovde, (ii) 11,500 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,090 shares of unvested restricted stock for which he has sole voting power.
(3)Based solely on the Schedule 13G filed with the SEC on February 14, 2025  by T. Rowe Price Investment Management, Inc (“T. Rowe Price”). T. Rowe Price reported that it is the beneficial owner of 1,322,325 shares of common stock. T. Rowe Price also reported that it has a sole voting power with respect to 1,313,950 shares of common stock and sole dispositive power of 1,322,325 shares of common stock. The principal business address of T. Rowe Price Investment Management, Inc. (Price Investment Management) and its affiliates is 101 E. Pratt Street, Baltimore, MD 21201.
(4)Based solely on the Schedule 13G filed with the SEC on February 5, 2025 by BlackRock, Inc., (“BlackRock”). BlackRock reported that it is the beneficial owner of 1,069,693 shares of common stock. BlackRock also reported that it has a sole voting power with respect to 1,028,499 shares of common stock and sole dispositive power of 1,069,693 shares of common stock. The principal business address of BlackRock, Inc. and its affiliates is 50 Hudson Yards, New York, NY 10001.
(5)Based solely on the Schedule 13G filed with the SEC on July 29, 2025 by The Vanguard Group, (“Vanguard”). Vanguard reported that it is the beneficial owner of 762,236 shares of common stock. Vanguard also reported that it has shared voting power of 16,851 shares of common stock, sole dispositive power of 732,587 shares of common stock and shared dispositive power of 29,649 shares of common stock. The principal business address of The Vanguard Group. and its affiliates is 100 Vanguard Blvd., Malvern, PA 19355.
The following table provides information as of March 27, 2026 about the shares that may be considered to be beneficially owned by each director or nominee for director of the Company, by the NEOs of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right and are deemed outstanding for the purpose of calculating that person’s percentage ownership.  These shares, however are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

STOCK INFORMATION
Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	28,363	(2)	*
Sadhana Akella-Mishra	6,727	(3)	*
Jeffrey M. Chapman	0		*
Rilla R. Delorier	5,391	(4)	*
Brian T. Hamilton	48,311	(5)	*
Steven D. Hovde	1,727,460	(6)	11.34%
Thomas D. Lane	138,522	(7)	*
Stephan Klee	2,780	(8)	*
Michael R. Patterson	6,890	(9)	*
Eric M. Sprink	38,972	(10)	*
Gregory A. Tisdel	14,981	(11)	*
Pamela R. Unger	5,062	(12)	*
Named Executive Officers Who Are Not Directors:
Joel G. Edwards	32,461	(13)	*
Brandon J. Soto	—	(14)	*
Curt T. Queyrouze	7,646	(15)	*
Andrew G. Stines	1,135	(16)	*
All directors, nominees and executive officers as a group (14 persons)	2,055,920	(17)	13.49%
*Represents less than 1% of the Company’s outstanding shares.
(1)Based on 15,233,522 shares of Company common stock outstanding and entitled to vote as of March 27, 2026.
(2)Includes (i) 26,929 shares owned individually by Mr. Adams and (ii) 1,434 shares of unvested restricted stock.
(3)Includes (i) 5,608 shares owned individually by Ms. Akella-Mishra and (ii) 1,119 shares of unvested restricted stock.
(4)Includes (i) 4,416 shares owned individually by Ms. Delorier and (ii) 975 shares of unvested restricted stock.
(5)Includes (i) 47,148 shares owned individually by Mr. Hamilton individually and (ii) 1,163 shares of RSUs that vest within 60 days after the Record Date. Excludes (i) 15,000 shares of unvested PSUs and (ii) 16,589 shares of unvested RSUs.
(6)Includes (i) 1,714,870 shares owned individually by Mr. Hovde (ii) 11,500 shares owned by a company for which Mr. Hovde has voting and dispositive power and (iii) 1,090 shares of unvested restricted stock. Includes 345,000 shares that are pledged and currently blocked from trading.
(7)Includes (i) 82,627 shares held by Mr. Lane individually and jointly with his spouse, as to which Mr. Lane shares voting and dispositive power, (ii) 54,280 shares held in a blind trust, (iii) 410 shares held by Mr. Lane’s children and (iv) 1,205 shares of unvested restricted stock.
(8)Includes (i) 1,661 shares owned individually by Mr. Klee and (ii) 1,119 shares of unvested restricted stock owned by a company for which Mr. Klee has voting and dispositive power.
(9)Includes (i) 5,743 shares owned individually by Mr. Patterson and (ii) 1,147 shares of unvested restricted stock.
(10)Includes (i) 36,887 shares owned by Mr. Sprink individually and jointly with his spouse, as to which Mr. Sprink has or shares voting and dispositive power, (ii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power and (iii) 885 shares held by Mr. Sprink’s spouse. Excludes (i) 100,000 shares of unvested PSUs and (ii) 26,351 shares of unvested RSUs.
(11)Includes (i) 14,006 shares owned by Mr. Tisdel individually, and (ii) 975 shares of unvested restricted stock.
(12)Includes (i) 4,087 shares owned by Ms. Unger individually and (ii) 975 shares of unvested restricted stock.
(13)Includes 28,229 shares owned directly by Mr. Edwards and (ii) 4,232 shares of RSUs that vest within 60 days after the Record Date.
(14)Excludes (i) 15,000 shares of unvested PSUs owned directly by Mr. Soto and (ii) 18,673 shares of unvested RSUs.
(15)Includes 7,646 shares owned by Mr. Queyrouze individually.
(16)Includes 1,135 shares owned by Mr. Stines individually.
(17)Former NEOs not employed by the Company are excluded from this group.

OTHER INFORMATION
OTHER INFORMATION RELATED TO DIRECTORS AND EXECUTIVE OFFICERS
Information About Our Executive Officers
The table below provides information about our current executive officers. Ages are as of December 31, 2025.

Name	Age	Position
Eric M. Sprink	53	Chief Executive Officer and Director
Brian T. Hamilton	48	President, CCBX and Director
Brandon J. Soto	52	Chief Financial Officer
Freddy I. Rivas	49	Chief Credit Officer
Elizabeth A. Sarvela	45	Chief Risk and Compliance Officer
The following is a brief discussion of the business and banking background and experience of our executive officers, including their business experience during the last five years.
Eric M. Sprink serves as our Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past chairman of the Community Bankers of Washington. Mr. Sprink received a bachelor’s degree from Arizona State University and an M.B.A. from the University of North Carolina. Mr. Sprink brings to our board of directors leadership experience, significant experience in many facets of the financial services business, and familiarity with our market area. Mr. Sprink has been a member of our board of directors since 2006.
Brian T. Hamilton serves as President, CCBX. He joined the Company in 2024. Most recently, Mr. Hamilton was co-founder and Chief Executive Officer of ONE (One Finance Inc.), which was acquired by a Walmart-led joint venture in 2022, from January 2019 until August 2023. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services. A serial entrepreneur, with deep expertise in domestic and international settlement systems and digital platforms, Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division from January 2013 until February 2015, Wells Fargo from July 1998 until March 2006 and Verifone from January 2012 until January 2013, in addition to founding and operating multiple companies in the fintech space. Mr. Hamilton is an honors graduate of Oregon State University, with technical certifications from Wells Fargo’s commercial banking school and various industry groups. Mr. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in the banking, lending, payments and digital product development industries. Mr. Hamilton has been a member of our board of directors since 2024.
Brandon J. Soto, CPA, serves as our Executive Vice President and Chief Financial Officer, a position he has held since October 1, 2025. Prior to joining the Company, Mr. Soto served as Chief Financial Officer of Square Financial Services, Inc., a subsidiary of Block, Inc., from 2018 to 2025, where he led the bank’s finance function and played a key role in its charter application and regulatory approval process. From 2011 to 2018, Mr. Soto served in senior leadership roles at Green Dot Bank, including Chief Financial Officer and Chief Administrative Officer. Earlier in his career, he held finance and controllership leadership positions at several financial institutions, including Sallie Mae Bank, Chrysler Financial Bank, Allegiance Direct Bank, and Toyota Financial Savings Bank, and began his career at JPMorgan Chase. Mr. Soto is a Certified Public Accountant in the State of Utah and received an M.B.A. in Accounting from Westminster College and a B.S. in Accounting from the University of Utah. Mr. Soto brings to our executive team extensive experience in financial management, banking operations and regulatory matters.
Freddy I. Rivas serves as our Chief Credit Officer, a position he has held since July 31, 2025. Prior to joining the Company, Mr. Rivas served as Chief Risk Officer for Consumer and Small Business Banking at Santander Bank, N.A. from 2020 to 2024. From 2016 to 2020, Mr. Rivas held senior leadership roles at BBVA USA, including Head of

OTHER INFORMATION
Consumer Lending Credit Risk from 2017 to 2020 and Director of Risk Analytics for Personal Loans and Credit Cards from 2016 to 2017. Mr. Rivas holds an M.B.A. from the University of North Carolina at Chapel Hill, Kenan-Flagler Business School, and a B.S. in Production Engineering from Universidad Simón Bolívar. Mr. Rivas brings to our executive team extensive experience in credit risk management, consumer lending and portfolio analytics.
Elizabeth A. Sarvela serves as our Chief Risk & Compliance Officer, a position she has held since October 2025. Ms. Sarvela joined the Company in 2021 as Senior Director of Enterprise Risk Management and served as Chief Compliance Officer from December 2021 to September 2025. Prior to joining the Company, Ms. Sarvela served as Compliance and BSA Officer at Simple Finance from 2018 to 2021. Ms. Sarvela holds a Bachelor of Science in Business Administration from the University of Oregon. Ms. Sarvela brings to our executive team extensive experience in risk management, compliance and financial institution operations.
Policies and Procedures for Approval of Related Persons Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•the aggregate amount involved will or may be expected to exceed $120,000;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.
The policy excludes certain transactions, including:
•any compensation paid to an executive officer of the Company if the Compensation Committee of the Board of Directors approved (or recommended that the Board of Directors approve) such compensation;
•any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and
•any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.
Related person transactions will be approved or ratified by the Board of Directors. In determining whether to approve or ratify a related person transaction, the Board of Directors will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;
•the nature of the interest of the related person;

OTHER INFORMATION
•whether the transaction may involve a conflict of interest; and
•whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.
A member of the Board of Directors who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Board of Directors, participate in some or all of the discussion.
Transactions with Related Persons
The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed $120,000 as “related party transactions.”
Certain Related Party Transactions
The following is a description of transactions since January 1, 2025, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which a Related Party had or will have a direct or indirect material interest. Each of the transactions described below have been approved according to the policies described above.
Legal Services. The Company engages Adams and Duncan, Inc. P.S. for legal services in which Christopher D. Adams, who is one of the Company’s directors, is a partner. For fiscal year ended December 31, 2025, total payments for legal services were $1.3 million.
Ordinary Banking Relationships
In the ordinary course of the Company’s business, we have engaged in regular banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2025, we had $14.2 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $4.3 million. As of December 31, 2025, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications in writing to the care of Brandon J. Soto, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

PROXY CARD
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
THE NOTICE AND PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
https://annualgeneralmeetings.com/ccb2026

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COASTAL FINANCIAL CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement dated April 13, 2026, in connection with the 2026 Annual Meeting of Shareholders of Coastal Financial Corporation (the “Company”) to be held virtually at 6:00 p.m., Pacific Time, on Wednesday, May 27, 2026 (“2026 Annual Meeting of Shareholders”), and hereby appoints Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of the Common Stock of the Company registered in the name provided herein, which the undersigned is entitled to vote, at the 2026 Annual Meeting of Shareholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated on the reverse side hereof on the proposals set forth in said Proxy.

The 2026 Annual Meeting of Shareholders will be held in a virtual only format via live webcast. To attend the virtual 2026 Annual Meeting of Shareholders you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of Tuesday, May 26, 2026 at 5:00 p.m. Pacific Time.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Company’s Board of Directors’ (the “Board of Directors”) recommendations, just sign in blue or black ink on the reverse side. You need not mark any boxes.

YOUR VOTE IS IMPORTANT - PLEASE VOTE PROMPTLY!

Shareholders of record may vote their proxy in the following ways (beneficial owners should follow voting instructions provided by their broker, bank or other nominee on how to vote their shares):

•Vote Via Internet:
Login to: https://annualgeneralmeetings.com/ccb2026
Enter your control number (12-digit number in bottom right corner of this Proxy Card)
Vote by 11:59 p.m. Pacific Time on May 26, 2026
•Vote Via Mail:
Mark, sign and date your proxy card and return it promptly to:
Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Proxy card must be received by 11:59 p.m. Pacific Time on May 26, 2026
•Vote Via Virtual Meeting:
The Company will be hosting the 2026 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2026 Annual Meeting of Shareholders and will permit you to submit questions.

CONTROL NUMBER:

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. If you wish to vote in accordance with the Company’s Board of Directors’ recommendations, just sign in blue or black ink on the bottom of this page. You need not mark any boxes.
1.To elect four Directors to the class of Directors to serve for a 3-year term until the 2029 meeting of shareholders.

		FOR	WITHHOLD
01	Rilla R. Delorier	□	□
02	Steven D. Hovde	□	□
03	Michael R. Patterson	□	□
04	Gregory A. Tisdel	□	□
To elect one Director to the class of Directors to serve for a 2-year term until the 2028 meeting of shareholders.

		FOR	WITHHOLD
05	Jeffrey M. Chapman	□	□

2.To ratify the selection of Baker Tilly US, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.
□ FOR □ AGAINST □ ABSTAIN
3.Advisory (non-binding) approval of the compensation paid to named executive officers.
□ FOR □ AGAINST □ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the meeting and any adjournments or postponements thereof.

This proxy is revocable and when properly executed, will be voted in the manner directed on this Proxy. If no such direction is made, this proxy will be voted in accordance with the recommendations made by the Board of Directors. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.

Date:
Signature:
Signature:

NOTE: Please insert date and sign exactly as name(s) appears on this Proxy. Joint owners should each sign above. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full corporate or other entity title under signature(s) of the authorized officer.

☐ Please mark here for address changes or comments. Provide updated address or comments in the space provided below:

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS: